Exhibit 10.13

         Lease between Lefrak SBN LP and Westwood One, Inc. (5th floor) and sublease between Infinity and Westwood One, Inc. (15th floor)

Tenant hereby acknowledges and agrees that Owner shall have no obligation to furnish Tenant and/or the demised premises with any cleaning services. Accordingly, Tenant shall promptly, after execution and delivery of this Lease, arrange directly with and pay directly to the Owner's cleaning contractor for the Building, for the provisions of all cleaning services required by Tenant for the demised premises (including, all lavatories and common areas located on and within such floor), and shall hold Owner harmless from and against payment of all cleaning costs and expenses for the demised premises. All such cleaning services shall be provided and/or performed in compliance with the applicable provisions of (1) all rules, regulations and statutes promulgated by any governmental or quasi-governmental authority having jurisdiction over the Building, (2) all rules and regulations of Owner and the company furnishing such cleaning service, and (3) this Lease, including, without limitation, Articles 3, 4 and 38 hereof.

Tenant further agrees that Tenant shall obtain, and keep in full force and effect during the term of this Lease, a service contract with such cleaning contractor to provide such cleaning services to the demised premises (the "Cleaning Contract"). Tenant shall deliver to Owner a copy of the Cleaning Contract (and all renewals, modifications, amendments or supplements thereto) within ten (10) days of the Commencement Date and/or the date of any such renewal, modification, amendment or supplement to such Cleaning Contract, respectively, as the case may be. If Tenant shall fail to obtain or maintain the Cleaning Contract required hereunder, Owner may obtain and maintain the same, and the cost thereof shall be collectible by Owner and paid by Tenant as additional rent, within five (5) days after submission by Owner to Tenant of Owner's statement or invoice therefor.

Tenant also agrees, at Tenant's sole cost and expense and as part of its Cleaning Contract (a) keep all portions of the demised premises in good order,
(b) cause Tenant's refuse and rubbish to be kept completely out of view (except when the same is being taken to the location of collection) and removed daily from the demised premises and the Building in accordance with schedule, from time to time of the Owner's cleaning contractor, and (c) cause any portions of the demised premises used for storage, preparation, service on consumption of food or beverages to be exterminated against infestation by vermin, roaches or rodents on a regular basis.































                                      -4a-
                               the next page is 5

          TEXT OF NUMBERED INSERTS TO PRINTED PORTION OF LEASE BETWEEN
                  LEFRAK SBN LIMITED PARTNERSHIP, AS OWNER AND
                          WESTWOOD ONE, INC., AS TENANT
                               DATED AS OF , 1999




         1-     attached or built into


         2-     permanent


         3-     except as otherwise provided in Article 45


         4- (a) Tenant's use or manner of use of the demised premises other than for general office purposes, (b) any condition which has been created by, or at the instance of Tenant (c) any condition resulting from a breach of Tenant's obligations hereunder or (d) any condition occasioned in whole or part by the negligence or Tenant or any of its employees, agents, contractors, invitees or licensees.


         5- Owner hereby represents that as of the date hereof, the premises complies with all laws, rules, orders, regulations and requirements concerning the use of the premises for general office purposes. At all times during the term of the Lease, Owner shall comply with all laws, rules, orders, regulations and requirements with which Tenant is not obligated to comply, as set forth above, but Owner may contest, appeal and defer compliance with the same.


         6-     for a period in excess of six (6) months


         7- In the event that Owner shall not have elected to terminate this Lease as provided in the foregoing provisions of this Article 9, then Owner agrees to promptly commence "substantially complete" (as such term is hereinafter defined in this Insert 7) the restoration and repair work at the demised premises within nine
                (9) months from the date on which Owner shall obtain the insurance proceeds for the damage caused by such fire and/or other casualty and a permit from the New York City Department of Buildings or any other applicable legal governmental authority for the commencement and performance of such restoration and repair work (written notice of which date Owner herby agrees to promptly furnish to Tenant), and which date of "substantial completion" shall be subject to extension for an additional period of time which, in no event shall exceed three (3) months, for circumstances as set forth in Article 27 and 45 of this Lease. If Owner fails to "substantially complete the repair or restoration", or cause the "substantial completion of the repair or restoration" (as such terms are hereinafter defined in this Insert 7) of the demised premises to occur within the time period set forth above, then Tenant shall have the right, within thirty (30) days after the expiration of such time period, to terminate this Lease (TIME BEING DEEMED OF THE ESSENCE) by a written notice given to Owner, such termination to be effective as of a date specified in such notice, which termination date shall be no earlier than thirty (30) days nor later then forty-five (45) days from the date of such termination notice, and unless Owner shall have "substantially completed" or caused the "substantial completion of the repair and/or restoration" of the premises and/or the Building, if required, by the termination date specified in such Tenant's notice, the term of this shall terminate on such termination date as if such termination date were the "Expiration Date" of this Lease (as such term is hereinafter defined). If Tenant does not terminate this Lease as in this Article 9 provided, Tenant shall have no further right to terminate this Lease pursuant to this Article 9, and Owner shall thereafter complete (to the extent as previously provided) such repair and restoration of the Building, if required, and/or the premises with due diligence. For purposes of this Article 9, the term "substantially complete" or "substantially complete the repair and/or restoration" or words to such effect shall mean repairs or restoration to the premises and areas of the Building, if required, and to Building services which existed prior to the occurrence of such fire or other casualty, which are sufficiently complete so that Tenant can recommence the carrying on the operation of its business in the demised premises without material interference. In the event of a termination of this Lease pursuant to this Article 9, whether by Owner or by Tenant, this Lease shall terminate on the applicable termination date in question with the same force and effect as if said date were originally provided herein as the Expiration Date of the term of this Lease.


         8- Tenant shall have the right to make a claim for the value of Tenant's Property (as hereinafter defined) and for the expense of relocating Tenant's business conducted at the premises, provided that such claims do not reduce, adversely affect or impair the amount of the award payable to Owner.


         9-     provided  that  Owner  uses   reasonable   efforts  to  minimize
                interference with the conduct of Tenant's business at the demised premises.


         10- provided that (i) Owner uses reasonable efforts to minimize interference with the conduct of Tenant's business at the demised premises and (ii) Owner will not materially diminish the usable space in the demised premises,


         11- provided that such changes do not materially or adversely affect Tenant's access to, or use of the demised premises.


         12- provided that Owner uses reasonable efforts to minimize any disturbance to Tenant's business.


         13-    or by nationally recognized overnight courier service


         14-    or by nationally recognized overnight courier service


         15-    is in full force and effect


         16- Owner shall insure that Tenant's employees shall have twenty-four (24) hour access to the premises, but after hours elevator service shall be limited as set forth above in this
                Article 29 and access to the lobby may be by means reasonably satisfactory to Landlord and Tenant. Tenant shall not be required to pay for the use of the freight elevator during construction or Tenant's initial move-in at the beginning of the Term or for other uses thereof during business hours.


         17-    Owner  agrees  not  to   discriminate   against  Tenant  in  its
                enforcement or failure to enforce the Rules and Regulations.

  072799

                       R I D E R  T O  O F F I C E  L E A S E

                                TABLE OF CONTENTS


          ARTICLE                                                           PAGE

           36.   Fixed Rent, Additional Rent................................. 1
           37.   Term........................................................ 2
           38.   Alterations................................................. 2
           39.   Attornment; Modifications; Subordination, Attornment and
                Non-Disturbance Agreement.................................... 4
           40.   Indemnity................................................... 7
           4l.   Insurance................................................... 7
           42.   Assignment, Subletting, Mortgage, Etc....................... 10
           43.   Electricity................................................. 16
           44.   End of Term................................................. 18
           45.   Inability to Perform........................................ 19
           46.   Air Conditioning............................................ 19
           47.   Additional Charges.......................................... 20
           48.   Broker...................................................... 23
           49.   Consents.................................................... 23
           50.   Partnership Tenant.......................................... 24
           5l.   Parties Bound............................................... 24
           52.   Tenant's and Owner's Certificate............................ 24
           53.   Exculpation and Non-Liability............................... 25
           54.   Arbitration................................................. 25
           55.   Miscellaneous............................................... 27
           56.   Building's Electronic Directory............................. 27
           57.   Changes In Building Facilities, Name........................ 28
           58.   Local Law 5 Compliance...................................... 28
           59.   Restrictions on Use......................................... 28
           60.   Condition of the Demised Premises........................... 29










          Exhibit  A  - Floor Plan for the Premises

          Exhibit  B  - Fixed Rent Schedule

          Exhibit  C  - Existing Mortgagee's Form of Subordination,
                         Attornment and Non-Disturbance Agreement

          Exhibit  D  - Existing Mortgagee's Form of Tenant Estoppel Certificate

                 RIDER TO THE LEASE DATED , 1999, BY AND BETWEEN
                  LEFRAK SBN LIMITED PARTNERSHIP, AS OWNER AND
                          WESTWOOD ONE INC., AS TENANT.
                            IN THE EVENT OF ANY  CONFLICT  BETWEEN  THE  PRINTED
                          PORTION OF THE LEASE AND THE PROVISIONS OF THIS RIDER, THE PROVISIONS OF THIS RIDER SHALL CONTROL. THE PRINTED PORTION OF THE LEASE AND THIS RIDER TO LEASE ARE COLLECTIVELY CALLED THE "LEASE".






     36. FIXED RENT; ADDITIONAL RENT. A. All sums other than Fixed Rent due and payable by Tenant to Owner under this Lease are called "additional rent" or "Additional Rent". Fixed Rent and Additional Rent are collectively called "rent" or "Rent".

             B. The failure of Tenant to make any payment of additional rent in this Lease shall entitle Owner to all rights and remedies provided hereunder for the non-payment of Fixed Rent, and the acceptance of all or any portion of such additional rent or Fixed Rent shall not be deemed a waiver of the rights of Owner with respect to any additional rent or Fixed Rent payable pursuant to the terms of this Lease.


             C. All payments of Fixed Rent and Additional Rent, including, without limitation, Tenant's payment of its initial monthly installment of Fixed Rent, shall be made to Owner promptly without notice or demand, in lawful money of the United States of America, by good and sufficient check subject to collection and drawn on a New York City bank or trust company which is a member of the New York Clearinghouse Association, at the office of Owner or at such other place as Owner may, at any time and from time to time, by notice to Tenant designate, at the times and in the manner as set forth in this Lease.


             D. There shall be no abatement of, deduction from or counterclaim or set-off against, Fixed Rent or Additional Rent, except as otherwise specifically provided by this Lease.


             E. No payment by Tenant or receipt of acceptance by Landlord of a lesser amount than the correct amount of Fixed Rent or Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may, accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.


             F. If at the commencement of, or at any time or times during the term of this Lease, the Fixed Rent, additional rent or any other charge reserved in this Lease shall not be fully collectible by reason of any legal requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Owner may request and as may be legally permissible to permit Owner to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the term hereof, (1) the Fixed Rent, additional rent and all other charges shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination, and
(2) Tenant shall pay to Owner, if legally permissible, and amount equal to (a) the Fixed Rent, additional rent and any other charges which would have been paid pursuant to this Lease but for such legal rent restriction, less (b) the rents paid by Tenant to Owner during the period or periods such legal rent restriction was in effect.


             G. Any payment of Fixed Rent or additional rent due from Tenant to Owner not paid within ten (10) days of the due date specified herein shall bear interest from such due date to the date of actual payment at the rate of twelve (12%) per annum or the highest lawful rate of interest permitted by the laws of the State in which the premises are located, whichever rate of interest is lower (the "Interest Rate"). Notwithstanding the interest charge, non-payment of any Fixed Rent, additional rent or other charges due hereunder shall constitute a default of this Lease.

     37. TERM. A. The term of this Lease (the "term of this Lease", or the "Term of this Lease", or the "Term") shall (a) commence on a date (the "Commencement Date") which is one (1) business day after the occurrence of the "Effective Date" (as such term is hereinafter defined in Section 39 E of this Lease), and
(b) end at noon of December 31, 2009, or on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law (the "Expiration Date").

                B. For purposes of this Lease, including this Article 37, the term "Rent Commence-ment Date" shall be deemed to be, and shall be deemed to occur on the "Commencement Date."


                C. If the Commencement Date and the Rent Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for such calendar month shall be pro rated and any balance of the first month's Fixed Rent theretofore paid shall be credited against the next monthly installment of Fixed Rent.


                D. After the determination of the Commencement Date and the Rent Commencement Date, Owner and Tenant, upon demand of either party, shall enter into a written agreement setting forth the Commencement Date, the Rent Commencement Date and the Expiration Date, respectively, as the case may be, but the failure to execute such an agreement shall not affect the validity of the Commencement Date, the Rent Commencement Date and the Expiration Date, as finally determined.


         38. ALTERATIONS. A. (1) Owner shall not unreasonably withhold its consent to any non-structural "Alterations" (as such term is hereinafter defined), provided such Alterations are performed only by contractors or mechanics approved by Owner and (a) in the sole opinion of Owner, the Alterations will not adversely effect the proper functioning of the Building's mechanical, electrical, sanitary, plumbing, heating, air-conditioning, ventilating, utility or any other service systems, (b) the Alterations will not result in a violation of, or require a change in, any certificate of occupancy applicable to the demised premises or the Building, (c) the character, outside appearance, usefulness or rentability of the Building or any part thereof will not be affected in any way, and such Alterations will not, in the sole opinion of Owner, weaken or impair (temporarily or permanently) the structure or lessen the value or utility of the demised premises or the Building either in the course of the making of such Alterations or upon their completion, and (d) no part of the Building outside of the demised premises will be physically affected. Tenant shall perform all Alterations at Tenant's sole cost and expense, with due diligence, and shall complete such Alterations within a reasonable time after undertaking the performance of the same. All Alterations shall be done at such times as Owner may from time to time reasonably designate.

                    (2) For the purpose of this Lease, the term "Alteration" shall mean any alteration, installation, addition or improvement which Tenant shall make or perform to the demised premises at any time during the Lease Term, including all initial alterations, installations, additions or improvements proposed to be made by Tenant to adapt the demised premises for those business purposes permitted by this Lease (collectively, the "Tenant's Initial Alterations").

                    (3) Notwithstanding the foregoing provisions of this Section 38 A, Owner hereby agrees that Tenant shall have the right, upon giving written notice to Owner, but without Owner's prior written consent, to perform non-structural Alteration work in the demised premises solely of a decorative nature, such as painting or carpeting, provided the cost of such work does not exceed (as to a particular item of work or aggregate of like items of work) the sum of Fifty Thousand and 00/100 ($50,000.00) Dollars, and provided, further, that such non-structural Alteration work is of first quality and is in keeping with the character and dignity of the demised premises and the Building. In the event that Owner deems, in its sole discretion, that such work violates any of the foregoing conditions of this subsection 38 (A) (3), and is objectionable to Owner, Owner shall advise Tenant of the objection(s) thereto, and Tenant shall promptly cease such work.


                B. (1) Prior to making any Alterations, including, but not limited to, Tenant's Initial Alterations to prepare the demised premises for occupancy, Tenant shall (a) submit to Owner detailed plans and specifications (including drawings for layout, architectural, mechanical, structural, interior design, fixturing and finishing work) for each proposed Alteration and shall not commence any such Alteration without first obtaining Owner's approval of such plans and specifi-cations, and (b) obtain worker's compensation and New York State Temporary Disability Income insurance in statutory limits (covering all persons employed and to be employed by Tenant, including Tenant's contractors and subcontractors engaged in connection with any such Alteration), builder's risk insurance covering all physical loss and other risks covered by the usual extended coverage and "all risk" endorsements, and comprehensive public liability (including property damage coverage), which builder's risk and comprehensive public liability insurance policies shall be in such form, with such companies, for such periods and such amounts as Owner may require, and shall name, as additional insureds, Owner, its agents, any lessee under any ground or underlying lease now or hereafter affecting the Building or the plot of land on which the Building stands (the "Real Property") (any such lease is called a "Superior Lease"), and any holder of any mortgage which may now or hereafter affect any Superior Lease, the Building or the Real Property (any such mortgage is called a "Mortgage"), including the Existing Mortgagee under the Existing Mortgage.

                    (2) Tenant hereby acknowledges and agrees that Owner's review of, and Owner's granting of its approval to, any plans and specifications submitted to it under this Lease shall not constitute or be deemed to constitute a judgment, acknowledgment, representation or agreement by Owner that such plans and specifications comply with any laws and requirements of any public or governmental authorities and/or the requirements of any insurance bodies, and/or that such plans and specifications will be approved by the New York City Department of Buildings or any other legal or governmental authorities. Tenant further acknowledges and agrees that all such compliance and approval requirements and the obtaining of any approvals and permits for such plans and specifi-cations shall be Tenant's sole obligation, as required by the provisions of Article 3 and this Article 38. Owner covenants to cooperate with Tenant in connection with obtaining permits or other governmental consents required for Alterations permitted hereunder.


                C. All Alterations shall be made and performed in accordance with the plans and specifications therefor, as approved by Owner, and also in accordance with the rules and regulations established by Owner governing the manner in which work may be performed in the Building and in effect at the time such Alterations are undertaken. Owner agrees that it will not discriminate against Tenant in enforcing or failing to enforce such rules and regulations. No amendments or additions to the aforesaid plans and specifications shall be made without the prior consent of Owner. All materials, equipment and fixtures to be incorporated in the demised premises as a result of such Alterations shall be new and first quality. No such materials, equipment or fixtures shall be subject to any liens, encumbrances, chattel mortgages or security interests (as such terms are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof) or any other title retention or security agreement.


                D. Tenant shall not, at any time prior to or during the term of this Lease, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer, whether in connection with any Alteration or otherwise, if in Owner's opinion such employment would interfere, cause any conflict, or create any difficulty, strike or jurisdictional dispute with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Owner, Tenant or others. In the event of any such interference, conflict, difficulty, strike, or jurisdictional dispute, Tenant, upon demand of Owner, shall cause all contractors, mechanics or laborers causing the same to leave the Building immediately.


                E. Tenant hereby indemnifies and saves harmless Owner from and against any liability, loss, cost, damage and expense of every kind and nature incurred by reason of, or arising out of, any and all mechanic's and other liens filed in connection with any Alterations or repairs undertaken by Tenant hereunder, including, without limitation, the liens of any conditional sales of, or chattel mortgages, title retention agreements, security agreements or financing statements upon any materials, fixtures, furniture or equipment installed in and constituting a part of the demised premises. Tenant shall pay promptly, in cash, the cost of all Alterations and repairs. Any mechanic's or other lien filed against the demised premises, the Building or the Real Property for work claimed to have been performed for, or materials claimed to have been furnished to, Tenant, shall be discharged by Tenant by bonding, payment or otherwise, within thirty (30) days after the filing of such lien. If Tenant shall fail to cause any such lien to be discharged within the aforesaid period, then in addition to any other available right or remedy, Owner may, but shall not be obligated to, discharge same, either by paying the amount claimed to be due, by deposit, bonding proceedings or otherwise, and in such event Owner shall be entitled, if it elects, to compel the prosecution of an action for the foreclosure of such lien and to pay the amount of the judgment in favor of the lienor, with interest, costs and allowances. Any amount so paid, and all costs and expenses so incurred by Owner in connection therewith, shall constitute additional rent hereunder.

                F. (1) All personal property, furniture, furnishings, equipment and moveable fixtures and movable partitions supplied by or installed by or on behalf of Tenant, at Tenant's sole cost and expense and without any cost or expense by, or contribution from Owner (collectively, the "Tenant's Property"), and all Alterations in and to the premises which may be made by or on behalf of Tenant, at Tenant's sole cost and expense, and without any cost or expense by, or contribution from Owner (Tenant's Property and all Alterations are collectively called "Tenant's Work"), prior to and during the Lease term, shall remain the property of Tenant and Tenant may, upon the Expiration Date or earlier termination of the Lease term, remove Tenant's Work from the premises to the extent that Tenant's Work (or any portion thereof) is not affixed or attached to, or built into the premises or any of the Building systems and can be removed without structural damage to the Building; and provided, however, that Tenant shall repair any damage to the Premises and the Building caused by such removal, in a good and workmanlike manner.

                    (2) Any of such Tenant's Work not so removed by Tenant at or prior to the Expiration Date or earlier termination of the Term, shall become the property of Owner and shall remain upon and be surrendered with the premises as part thereof at the end of the Term, provided, however, that if this Lease should terminate prior to the Expiration Date by reason of default, Tenant shall have a period of time not to exceed fifteen (15) days to remove Tenant's Property from the premises.

                    (3) Notwithstanding the foregoing provisions, upon notice given to Tenant no later than twenty (20) days prior to the Expiration Date or earlier termination of the term of this Lease, Owner may require Tenant to remove all or part of Tenant's Property. In such event, Tenant shall remove all such Tenant's Property from the Premises prior to the Expiration Date or earlier termination of the term of this Lease, at Tenant's expense, in compliance with the provisions of Article 3 and subsection 38 F (1) hereof.


                G. The terms and provisions of this Article 38 shall not apply to Owner's performance of the Initial Construction Work, the terms and provisions of which performance are more particularly described in Article 60 of this Lease.


         39. ATTORNMENT; MODIFICATIONS; SUBORDINATION,
               ATTORNMENT AND NON-DISTURBANCE AGREEMENT.

                A. This Lease shall not terminate or be terminable by Tenant by reason of any termination of any Superior Lease, by summary proceedings or otherwise. Subject to receipt of a Non-Disturbance Agreement (as defined below), Tenant agrees, without further instruments of attornment in case of any such termination, to attorn to such lessor, to waive the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the demised premises in the event such Superior Lease is terminated.

Tenant shall take no steps to terminate this Lease, whether or not such Superior Lease be terminated, without giving written notice to such lessor and a reasonable opportunity to cure (without such lessor being obligated to cure) any default on the part of Owner under this Lease.


                B. If, in connection with the procurement, continuation or renewal of any financing for which the Real Property or the Building or the interest of the lessee therein under a Superior Lease represents collateral in whole or in part, an institutional lender shall request reasonable modifi-cations of this Lease as a condition of such financing, Tenant will not withhold its consent thereto provided that such modifications do not materially increase the obligations of Tenant under this Lease or materially and adversely affect any rights of Tenant under this Lease.


             C. If the landlord of a Superior Lease, or its successors-in-interest, or the holder of a Mortgage, including the Existing Mortgagee under the Existing Mortgage and its respective successors-in-interest, respectively, as the case may be, shall succeed to the rights of Owner under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, and shall have the right to enforce its respective remedies under such Superior Lease or Mortgage, including the Existing Mortgage, respectively, then at the request of such party so succeeding to the Owner's rights (herein called a "Successor Landlord"), subject to Tenant's receipt of a Non-Disturbance Agreement (as defined below), and upon Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall automatically attorn to and recognize such Successor

Landlord as Tenant's landlord under this Lease, shall become the direct tenant of such Successor Landlord and shall promptly execute and deliver any instrument that such Successor Landlord may request to evidence such attornment. Upon such attornment, this Lease shall continue unmodified and in full force and effect as, or as if it were a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment except that the Successor Landlord shall not be:

                    (1) liable for any previous act or omission or any warranties of Owner (or its predecessors-in-interest) under this Lease; or

                    (2) subject to any credit, claim, counterclaim, demand, defense or offset which Tenant may have or shall have theretofore accrued to Tenant against Owner (or its predecessors- in-interest); or

                    (3) bound by any previous amendment to, or modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one (1) month's Fixed Rent, Additional Rent or other sums or monies paid to Owner (or its predecessors-in-interest), unless such modification or prepayment(s) shall have been expressly approved in writing by the lessor of the Superior Lease or its successors- in-interest, or the holder of the Mortgage, including the Existing Mortgagee under the Existing Mortgage and its respective successors-in-interest, respectively, as the case may be, through or by reason of which the Successor Landlord shall have succeeded to the rights of Owner under this Lease; or

                    (4) obligated to perform any alteration or improvements of the demised premises not expressly required under this Lease; or

                    (5) responsible for any monies owing by Owner to the credit of Tenant, including, but not limited to, the return to Tenant of any security deposit paid to Owner (or its predecessors- in-interest) under this Lease unless actually paid to and received by such Successor Landlord; or

                    (6) bound by any obligation to make any payment to Tenant, or grant or be subject to any credits, except for services, repairs, maintenance and restoration provided for under this Lease to be performed after the date of attornment and which landlords of like properties would ordinarily be expected to perform at such landlord's expense; it being expressly agreed and under-stood, however, that the Successor Landlord shall not be bound by either (a) any obligation to make payment to Tenant with respect to construction work installed and/or performed by or on behalf of Tenant at the demised premises including the installation and/or performance of any Initial Construction Work at the Premises by or on behalf of Tenant, and/or (b) the breach of any warranties, promises, undertakings and/or obligations relating to the installation and/or construction of (i) any betterments or improvements made or performed by or on behalf of Owner (or its predecessors-in-interest) and their respective contractor(s) to the Real Property, the Building and/or the Premises, and/or (ii) any Initial Construction Work or other Tenant improvement work made or performed for Tenant by or on behalf of Owner (or its predecessors-in-interest) and their respective contractor(s) in or to the Premises; or

                    (7) required to remove any person occupying the demised premises, or any part thereof.


                D. Notwithstanding the aforedescribed subordination and attornment by Tenant hereunder, Tenant hereby acknowledges and agrees that any Successor Landlord, having succeeded to Owner's rights and interests hereunder, shall have the right to sell the Building, the Real Property and/or the "Total Property" (as such term is used and defined in Section 47A of this Lease), in the manner as provided in such Successor Landlord's Superior Lease and/or Mortgage, including the Existing Mortgage, respectively, as the case may be. Tenant further acknowledges and agrees that such Successor Landlord shall, at its option, have the right to sell the Building, the Real Property and/or the Total Property, respectively, subject to this Lease.


                E. (1) Owner has advised Tenant and Tenant hereby acknowledges having been so advised by Owner that the Total Property is subject to and encumbered by a certain Mortgage, Consolidation Agreement and Security Agreement dated December 20, 1995 (said Mortgage, Consolidation Agreement and Security Agreement, as the same may be modified, amended, extended, renewed, consolidated and replaced, from time to time, together with all ancillary loan documentation related thereto, are collectively called the "Existing Mortgage"), between Owner and Providian Life and Health Insurance Company and Peoples Security Life Insurance Company (collectively, the "Existing Mortgagee"). As of the date hereof, Owner represents that except for the Existing Mortgage, there are no Superior Leases or Mortgages affecting the property.

                    (2) Owner has further advised Tenant and Tenant hereby acknowledges having been so advised by Owner that the terms and provisions of the Existing Mortgage require that (a) the Existing Mortgagee provide Owner with its written consent to the terms and provisions of this Lease to the extent the same materially deviate from the standard form of lease for the Building previously approved by the Existing Mortgagee, after this Lease has been executed and delivered by Owner and Tenant, and (b) Tenant, concurrently with the execution and delivery of this Lease, execute and deliver in favor of the Existing Mortgagee (for the Existing Mortgagee's execution), a Subordination, Attornment and Non-Disturbance Agreement regarding this Lease in the form annexed to this Lease as Exhibit C and made a part hereof (the "SNDA").

                    (3) Promptly following the execution and delivery of this Lease by Owner and Tenant and the execution by Tenant of the SNDA, respectively, as the case may be, Owner shall forward to the Existing Mortgagee a copy of this Lease and all execution originals of the SNDA which have been signed by Tenant, for the Existing Mortgagee's review, and, if required, written approval (in the case of this Lease), and Mortgagee's countersignature (in the case of the SNDA), respectively, as the case may be.

                    (4) The date on which (1) the Existing Mortgagee provides Owner with its written consent to the terms and provisions of this Lease, if required as hereinabove provided, and (2) the SNDA has been fully executed and delivered by Tenant and the Existing Mortgagee, respectively, as the case may be, shall be deemed to be the "Effective Date" for all purposes of this Lease.

                    (5) Owner and Tenant hereby acknowledge and agree that if the Effective Date shall not occur within thirty (30) days from the date of this Lease, either Owner or Tenant shall have the right and option to terminate this Lease by giving the other written notice of such termination within thirty (30) days after the expiration of such thirty (30) day period, such termination to be effective as of the date specified in such termination notice, which date shall not be earlier than thirty (30) nor later than forty-five (45) days after the date of such termination notice. Unless the Effective Date shall have occurred by the termination date specified in such termination notice, this Lease shall be deemed null and void and the Term hereof shall expire and terminate as of such termination date, as if such termination date were the Expiration Date of this Lease.

                    (6) Tenant hereby acknowledges and agrees that the inability of Owner to obtain either the Existing Mortgagee's written consent to this Lease and/or the Existing Mortgagee's countersignature and delivery to Tenant of the SNDA, respectively, as the case may be, shall not be deemed a default on Owner's part of its obligations under this Lease, or impose any right or claim in favor of Tenant against Owner by reason thereof, or affect in any way or manner the validity or enforceability of this Lease, or give Tenant any right to cancel the same, except as expressly provided in clause five (5) above.

                    (7) Tenant hereby agrees to cooperate with Owner's efforts to obtain the written consent of the Existing Mortgagee to this Lease and/or the Existing Mortgagee's execution and delivery to Tenant of the SNDA, respectively, as the case may be, including the furnishing of such financial and other information as the Existing Mortgagee may request. Owner shall request that the Existing Mortgagee maintain the confidentiality of any such information furnished to it by Tenant. Tenant also agrees to reimburse Owner for all reasonable fees, costs and expenses incurred by Owner in connection with obtaining the Existing Mortgagee's consent to this Lease and the Existing Mortgagee's execution and delivery to Tenant of the SNDA, respectively, as the case may be. Such reimbursement shall be paid by Tenant to Owner within five (5) days after receipt of Owner's statement or invoice detailing in reasonable specificity such fees, costs and expenses.


                F. (1) Notwithstanding the foregoing provisions of Article 7 and this Article 39, the subordination of this Lease to any future Mortgage or future Superior Lease hereafter created during the term of this Lease, pursuant to Article 7 hereof, is subject to Owner's obtaining on Tenant's behalf and for Tenant's benefit, as hereinafter provided, from the holders and lessors of all future Mortgages and Superior Leases hereafter created during the term of this Lease, a non-disturbance and attornment agreement more particularly described below, which shall be in recordable form, and shall contain the provisions as are hereinbelow set forth (each, a "Non-Disturbance Agreement").

                    (2) Each Non-Disturbance Agreement shall, if required by the holder or lessor in question, be on the form approved by such holder or lessor and shall contain such modifications of this Lease as such holder or lessor may reasonably request, and shall contain such holder's or lessor's agreement with Tenant, in substance, that (i) to the extent necessary or required by such Superior Lease or Mortgage, such lessor or holder thereof, as the case may be, consents to this Lease, and (ii) so long as no Event of Default shall then have occurred hereunder and be continuing beyond the expiration of any applicable notice and grace periods provided for the cure of such Event of Default, and Owner would not at the time be entitled, if it so elects, to give notice pursuant to this Lease of Owner's intention to end the term of this Lease, (X) this Lease and the term and estate hereby granted shall not be terminated, and Tenant's possession of the demised premises shall not be interfered with, in any foreclosure or other action or proceeding instituted under or in connection with such mortgage or Superior Lease or by reason of any sale pursuant to any such action or proceeding, and (Y) further, that upon said holder or lessor succeeding to the rights and interests of Owner hereunder, as a superior landlord, in its capacity as Owner hereunder, such Successor Landlord shall recognize Tenant's estate and all of Tenant's rights and privileges hereunder, and shall be obligated to perform Owner's obligations under this Lease, arising after the date of such succession, subject, however, to Tenant's compliance with the terms and provisions of Section 39 C hereof and Tenant's agreement to attorn to such Successor Landlord as provided in Section 39 C, and further subject to the limitations set forth in Section 39 C above, as to the obligations and liabilities to Tenant of any such Successor Landlord.

                    (3) In the event that Owner shall fail to obtain a Non-Disturbance Agreement in compliance with the aforesaid terms and provisions of subsections (1) and (2) of this section 39 F, Tenant acknowledges and agrees that such failure shall not be deemed a default on Owner's part of its obligations hereunder, provided that Owner has used reasonably diligent efforts to obtain any such Non-Disturbance Agreement, nor permit Tenant to impose any claims or assert any right in favor of Tenant against Owner by reason thereof, nor affect or impair the validity or enforceability of this Lease, nor give Tenant the right to cancel the same, but Owner acknowledges and agrees that this Lease shall not be subject or subordinate to such Mortgage or Superior Lease.


         40. INDEMNITY. A. Tenant shall not do or permit any act or thing to be done upon the demised premises which may subject Owner to any liability or responsibility for injury, damages to persons or property, or to any liability by reason of any violation of law or of any legal requirement of any public authority or otherwise, but shall exercise such control over the demised premises as to fully protect Owner against any such liability. Tenant agrees to indemnify and save harmless Owner from and against any and all claims of whatever nature against Owner arising from (A) any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, invitees or employees,
(B) any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the term of this Lease in or about the demised premises, and (C) any breach, violation or non-performance of any term, covenant, condition or agreement in this Lease set forth on the part of Tenant to be fulfilled, kept, observed or performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, loss, cost, damage and expense of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof including, without limitation, reasonable attorneys' fees and disbursements. Owner, from time to time, may submit to Tenant copies of Owner's legal bills in connection with the foregoing, and Tenant, upon receipt of such bills, shall promptly pay to Owner the amount shown thereon as additional rent. This indemnity and hold harmless agreement shall survive the expiration or earlier termination of this Lease.


                B. Owner agrees to indemnify and save harmless Tenant from and against any and all liability, loss, cost, damage or expense, including, without limitation, reasonable attorneys' fees and disbursements, arising from (1) any act, omission or negligence of Owner, its agents, servants, and employees in the operation and/or management of the Building, and (2) any breach, violation of non-performance of any term, covenant, condition or agreement in this Lease set forth on the part of Owner to be fulfilled, kept, observed or performed; provided, however, in no event shall Owner be liable to Tenant for consequential damages or lost profits under this Section 40 B or under any other provision of this Lease. This indemnity and hold harmless agreement shall survive the expiration or earlier termination of this Lease.


         4l. INSURANCE. A. Tenant shall obtain and keep in full force and effect during the term of this

Lease:

                    (1) a policy of commercial general liability and property damage (1973 occurrence or successor form) insurance with a broad form liability endorsement including a contractual liability endorsement and personal injury liability coverage, against claims for personal injury, death and/or property damage occurring in or about the premises, the Building and/or the Real Property and under which the insurer agrees to indemnify and hold Owner harmless from and against, among other things, all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages, and which policy shall also contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and minimum limits of liability under such policy including products liability and completed operations shall be a combined single limit with respect to each occurrence in an amount of not less than Three Million and 00/000 ($3,000,000.00) Dollars for injury (or death) and damage to property (or in any increased amount reasonably required by Owner);

                    (2) insurance against loss or damage by fire and such other risks and hazards (including, during the period of construction of any Tenant's Work, casualty insurance in the so-called "Builder's Risk Completed Value Non-Reporting Form", burglary, theft and breakage of glass within the premises) as are insurable under the available standard forms of "all risk" insurance policies, to Tenant's Property and Alterations, Tenant's Work and all of Tenant's improvements and betterments for the full replacement cost value thereof (including an "agreed amount" endorsement); and

                    (3) worker's compensation and New York Temporary Disability Benefits insurance, in such amounts as shall be required, from time to time during the Lease term, by statute or the requirements of any applicable legal authority.


                B. For purposes of this Lease, Tenant hereby agrees that Owner, Owner's Building managing agent, if any, the lessor under any Superior Lease and the holder of any Mortgage, including the Existing Mortgagee under the Existing Mortgage, respectively, shall be designated as additional insureds and the beneficiaries of the indemnification furnished by Tenant hereunder, and that each policy of insurance shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and shall provide that it will be non-cancellable with respect to the additional insureds without thirty (30) days written notice to such insureds by certified mail, return receipt requested, which notice shall contain the policy number and names of the insureds and certificate holders. A certificate of each of the required policies shall be delivered to Owner on or prior to the Commencement Date.


                C. Notwithstanding the limits of insurance specified in this Article, Tenant agrees to indemnify Owner and the parties designated above in
Section 41 B as additional insureds against all damages, loss or liability resulting from any of the risks referred to in this Article. Such indemnification shall operate whether or not Tenant has placed and maintained the insurance specified in this Article and whether or not, such insurance having been placed and maintained, proceeds from such insurance shall have been received from any or all of the respective insurance companies; provided, however, that Tenant shall be relieved of its obligation of indemnity herein pro tanto of the amount actually recovered from one or more of the insurance companies by reason of injury or damage to or loss sustained on the premises.


                D. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers licensed to do business in the State of New York, and rated in Best's Insurance Guide or any successor thereto (or if there be none, an equivalent organization having a national reputation) as having a general policyholder rating of "A" and either (1) a financial rating of at least "l3", or (2) a policy holder surplus of at least Fifty Million ($50,000,000.00) and 00/00 Dollars.


                E. Tenant shall pay all premiums and charges for all of said policies, and if Tenant shall fail to make any payment when due or carry any such policy, Owner may but, shall not be obligated to, make such payment or carry such policy and the amount paid by Owner, with interest thereon at the Interest Rate, set forth in Section 36 G of this Lease shall be repaid to Landlord by Tenant or demand, and all such amounts so repayable, together with such interest at the Interest Rate, shall be considered as additional rent hereunder. Payment by Owner of any such premium or the carrying by Owner of any such policy shall not be deemed to waive or release Tenant with respect to such default.


                F. Tenant's failure to provide and keep in force the aforementioned insurance shall be a material default hereunder, entitling Owner to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.


                G. (1) Owner and Tenant shall each use reasonable efforts to procure an appropriate clause in, or endorsement to, each of its insurance policies (insuring the Building and Real Property, in the, case of Owner, and insuring Tenant's Work and Tenant's improvements and betterments, in the case of Tenant), pursuant to which each insurance company waives subrogation or consent to waiver of right of recover by the insured prior to any loss. The waiver of subrogation or permission for waiver of the right of recovery in favor or Tenant shall also extend to all other persons or entities occupying or using the Premises in accordance with the terms of this Lease.

                    (2) If the payment of any additional premium is required for the inclusion in the insurance policy, in question, of such waiver of subrogation provisions or consent to a waiver of right of recovery, each party shall advise the other of the amount of any such additional premium by written notice and the other party shall pay the same or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to the obtaining such waiver or consent.

                    (3) If such waiver of subrogation shall be unattainable or unenforceable, each party shall instead have included in each of its insurance policies (a) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the causality, or (b) any other form of permission or release of the party.

                    (4) If such waiver, agreement or permission shall, not be, or shall cease to be, obtainable from either party's then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its best efforts to obtain the same from another insurance company described in this Article 41.

                    (5) Owner will not carry insurance of any kind on Alterations, Tenant's Work or any of Tenant's betterments and improvements and shall not be obligated to repair, any damage to or, replace Alterations, Tenant's Work or Tenant's betterments and improvement; provided, however, that if Tenant shall fail to maintain such insurance, Owner shall have the right, to obtain insurance on such Alterations, Tenant's Work and any of Tenant's betterments and improvements and the cost thereof, with interest thereon at the Interest Rate, shall be payable by Tenant to Owner as additional rent on demand.


                H. (1) Each party hereby releases the other (its servants, agents, employees and invitees) with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to this property by fire or other casualty i.e., in the case of Owner, as to the Building and Real Property, and, in the case of Tenant, as to Alterations, Tenant's Work and any of Tenant's other improvements and betterments (including rental value or business interruption, as the case may be) occurring during the term of this Lease.

                    (2) Tenant shall cooperate with Owner in connection with the collection of any insurance monies that may be due in the event of loss and Tenant shall execute and deliver to Owner such proofs of loss and other instruments which may be required to recover any such insurance monies.


                I. Owner may, at any time and from time to time during the term, require that the amount of the insurance to be maintained by Tenant under this
Article 41 be increased, so that the amount thereof adequately protects Owner's interest; provided, however, that the owners of properties which are comparable to the Building have similarly increased the amount of insurance required to be obtained by tenants under leases for such properties, but in no event greater than the replacement cost of the Building (exclusive of footings and foundations).


                J. Notwithstanding the foregoing provisions of this Article 41, Owner hereby agrees that Tenant shall have the right to provide the insurance which is required hereunder as part of so-called "blanket insurance policies" which insure other properties of Tenant, provided, however, that such "blanket insurance" policies provide for an adequate reserve, in Owner's opinion, to cover any casualty, damage or injury at the Building or premises for which Tenant is required to obtain insurance coverage hereunder.


                K. Owner hereby agrees to obtain and keep in full force and effect, at all times during the Term of this Lease, all risk property insurance coverage and commercial general liability insurance coverage as required by the Existing Mortgage or any subsequent Mortgage encumbering the Building and/or the Real Property.

         42. ASSIGNMENT, SUBLETTING, MORTGAGE, ETC. A. (1)(a) Tenant shall not, without the prior written consent of Owner, transfer, assign, sublet, enter into any license or concession agreement, or mortgage or hypothecate this Lease or Tenant's interest in and to the Premises or any part thereof, except as is otherwise expressly set forth below in this Article 42. In the event Owner's written consent is given to an assignment or subletting, Tenant shall nevertheless remain liable for the performance of all covenants and conditions of this Lease. Any attempted transfer, assignment, subletting, license, concession agreement or hypothecation, as aforesaid, without the prior written consent of Owner shall constitute a default hereunder.

                             (b)  As long as Tenant is not in default under any
of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, Owner agrees not to unreasonably withhold its consent to an assignment of this Lease or Tenant's subletting of all or substantially all, or a portion or portions of the demised premises, provided Tenant complies with the requirements of this Article 42. No subletting shall be for a term less than two (2) years (unless the unexpired term of this Lease shall be less two (2) years, in which event no subletting shall be for a term of less than such unexpired portion of the term, less one day). Tenant may not sublet less than five-thousand (5,000) square feet of the demised premises under any sublease, and as the result of any subletting there may not be more than four (4) tenants or subtenants, including Tenant, on the fifth (5th) floor.

                         (c)  At least forty-five (45) days prior to any
proposed assignment or subletting, Tenant shall submit to Owner a statement (the "Tenant's Assignment/Subletting Notice") containing the name and address of the proposed assignee or subtenant and all of the principal terms and conditions of the proposed assignment or subletting including, but not limited to, the proposed commencement and expiration dates of the term of the sublease or the effective date of any proposed assignment, the nature of the proposed assignee's or subtenant's business, and such financial and other information with respect to the proposed assignee or subtenant as Owner may request.

                    (2) The Tenant's Assignment/Subletting Notice shall be deemed an offer from Tenant to Owner whereby Owner (or Owner's designee) may, at its option (the "Owner's Option"), (a) sublease such space (the "Leaseback Space") from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or substantially all or a portion of the demised premises), (b) terminate this Lease as provided in subsection 42 A
(4) and Section 42 C hereof or have this Lease assigned to Owner (or its designee) as provided in subsection 42 A (3) hereof (if the proposed transaction is an assignment or a sublease of all or substantially all of the demised premises or a sublease which will leave Tenant or its successors in possession of less than twenty-five (25%) percent of the demised premises or (c) terminate the Lease with respect to the Leaseback Space as provided in subsections 42 A
(4) (b) and (c) only if the proposed transaction is a sublease for a portion of the demised premises and either (X) (i) the term of the proposed sublease is for all or substantially all of the remaining term of this Lease or (ii) a period of at least five (5) years, or (Y) the proposed sublease term shall commence during the final five (5) years of the term of this Lease. An Owner's Option may be exercised by notice to Tenant, given at any time within thirty (30) days after Tenant has given the Tenant's Assignment/Subletting Notice to Owner (the "Owner's Response Period"), and during the Owner's Response Period Tenant shall not assign this Lease nor sublet any such space to any person or entity.

                    (3) If Owner exercises its Owner's Option to have this Lease assigned to it (or its designee) in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the premises, then Tenant shall (a) assign this Lease to Owner (or Owner's designee) by an assignment in form and substance satisfactory to Owner, and (b) surrender the entire demised premises to Owner on or prior to the date on which the proposed assignment was to occur or the proposed sublease was to commence, as the case may be, in the same manner and condition as is required by this Lease, as if such date were the Expiration Date of this Lease. Such assignment shall be effective on the date the proposed assignment was to be effective or the date the proposed sublease was to commence, as the case may be. Tenant shall not be entitled to consideration or payment from Owner (or Owner's designee) in connection with any such assignment. If the proposed assignee or sublessee was to receive any consideration or concessions from Tenant in connection with the proposed assignment or sublease, then Tenant shall pay such consideration and/or grant any such concessions to Owner (or Owner's designee) on the date Tenant assigns this Lease to Owner (or Owner's designee).

                    (4) (a) If Owner exercises its Owner's Option to terminate this Lease in its entirety in the case where Tenant desires to either assign this Lease, sublet all or substantially all of the premises or enter into a sublease which will leave Tenant or its successors in possession of less than twenty-five (25%) percent of the demised premises, then (i) this Lease shall end and expire with respect to the entire demised premises on the date on which the proposed assignment was to occur or the proposed sublease was to commence, as the case may be, (ii) Tenant shall surrender the entire demised premises to Owner on or prior to the date on which the proposed assignment was to occur or the proposed sublease was to commence, as the case may be, in the same manner and condition as required by this Lease, as if such date were the Expiration Date of this Lease, and (iii) from and after such date any Fixed Rent and additional rent paid to such date, shall be apportioned and adjusted if required.

                         (b)  If Owner exercises its Owner's Option to terminate
this Lease, in part, in any case where Tenant desires to sublet a portion of the demised premises (the "Portion Premises") for a term as provided in clause (c) of subsection 42 A (2), (i) this Lease shall end and expire in its entirety with respect to the Portion Premises, for the remaining Term of this Lease, on the date that the proposed sublease was to commence; (ii) Tenant shall surrender the Portion Premises to Owner on or prior to the date on which the proposed sublease was to commence in the same manner and condition as required by this Lease as if such date were the Expiration Date of this Lease, for the remaining Term of this Lease; (iii) from and after such date, the Fixed Rent, all additional rent and the Tenant's Proportionate Share as set forth in this Lease shall be adjusted and reduced, based upon the proportion that the rentable area of the demised premises remaining after such surrender of the Portion Premises to Owner bears to the total rentable area of the demised premises including an equitable portion of any corridor area(s) constructed by Owner as hereinafter in subdivision (iv) of this subsection 42 A (4) (b) provided; (iv) Owner, at Owner's expense may, and, if required by any legal requirements, shall: (A) make such alterations as may be required or deemed necessary by Owner to physically separate the Portion Premises from the balance of the demised premises; (B) make any alterations and installations in the Portion Premises, required in Owner's reasonable judgement, to make the Portion Premises a self-contained rental unit with access through corridors to the Building's elevators and core toilets serving the Portion Premises and the demised premises, respectively, as the case may be, and if the demised premises shall contain any core toilets or any corridors (including any corridors proposed to be constructed by Owner pursuant to this subdivision (iv), providing access from the Portion Premises to the core area(s)), Owner and any tenant or other occupant of the Portion Premises shall have the right to use such toilets and corridors in common with Tenant and any other permitted occupant(s) of the demised premises, respectively, as the case may be; (C) install signs and directional indicators in or about such corridors indicating the name and location of such tenant or other occupant(s) of the Portion Premises and the demised premises, respectively, as the case may be; and
(D) comply with any laws and requirements of any public authorities relating to such separation, alterations, installations and/or construction including any construction of such corridors, respectively, as the case may be (unless such costs are to be paid by the sublessee under the proposed sublease); and (v) Owner shall have the unqualified and unrestricted right, from and after such date, without Tenant's permission, to assign its interest in, and/or to sublet the Portion Premises or any portion or portions of the Portion Premises to any person or entity for the remaining term of this Lease and to make any and all changes, alterations and improvements in and to the Portion Premises as required.

                         (c)  At the request of Owner, Tenant shall execute and
deliver an instrument or instruments, in form satisfactory to Owner, setting forth any modifications of this Lease contemplated in or resulting from the operation of the foregoing provisions of this subsection 42 A (4); provided, however, neither Owner's failure to request any such instrument or instruments nor Tenant's failure to execute or deliver any such instrument or instruments shall vitiate or nullify the foregoing provisions of this subsection 42 A (4).

                    (5) If Owner exercises its Owner's Option to sublet all or substantially all of the demised premises or the portion of the demised premises which Tenant desires to sublet, as the case may be, as Leaseback Space, such sublease to Owner or its designee (as subtenant) shall be at the lower of (X) the rental rate per rentable square foot of Fixed Rent and additional rent then payable pursuant to this Lease, or (Y) the rentals set forth in the proposed sublease, as the case may be, and shall be for the same term as that of the proposed subletting, and such sublease:

                             (i)   shall be expressly subject to all of the
covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

                                 (ii)   shall be upon the same terms and
conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

                                 (iii)   shall give the sublessee the
unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the Leaseback Space or any portion or portions of the Leaseback Space and to make any and all changes, alterations, and improvements in the space covered by such sublease and if the proposed sublease will result in all or substantially all of the demised premises being sublet, grant Owner or its designee the option to extend the term of such sublease for the balance of the term of this Lease less one (1) day;

                             (iv)  shall provide that any assignee or further
subtenant, of Owner or its designee, may, at the election of Owner, be permitted to make alterations, decorations and installations in the Leaseback Space or any portion thereof and shall also provide in substance that any such alterations, decorations and installations in the Leaseback Space or any portion thereof therein made by any assignee or subtenant of Owner or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other term-ination of such sublease, provided that such assignee or subtenant, at its expense, shall repair any damage and injury to that portion of the Leaseback Space so sublet caused by such removal; and

                             (v)   shall also provide that: (A) the parties to
such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties; (B) any assignment or subletting by Owner or its designee (as the subtenant) may be for any purpose or purposes that Owner, in Owner's discretion, shall deem suitable or appropriate; (C) Tenant, at Tenant's sole cost and expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Leaseback Space so sublet by Tenant to Owner or its designee;
(D) Owner, at Tenant's expense, may and, if required by any legal requirements, shall: (I) make such alterations as may be required or deemed necessary by Owner to physically separate the Leaseback Space from the balance of the demised premises; (II) make any alterations and installations in the Leaseback Space, required in Owner's judgement, to make the Leaseback Space a self-contained rental unit with access through corridors to the Building's elevators and core toilets serving the Leaseback Space and the demised premises, respectively, as the case may be, and if the demised premises shall contain any core toilets or any corridors (including any corridors proposed to be constructed by Owner pursuant to this subdivision (v), providing access from the Leaseback Space to such core area(s)), Owner and any tenant or other occupant of the Leaseback Space shall have the right to use such toilets and corridors in common with Tenant and any other permitted occupant(s) of the demised premises, respectively, as the case may be; (III) install signs and directional indicators in or about such corridors indicating the name and location of such tenant or other occupant(s) of the Leaseback Space and the demised premises, respectively, as the case may be; and (IV) comply with any laws and requirements of any public authorities and insurance requirements relating to such separation, alterations, installations and/or construction including any construction of such corridors, respectively, as the case may be (unless such costs are to be paid by the sublessee under the proposed sublease); and (E) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition, provided, however, Owner shall return the space covered by such sublease to Tenant at the expiration of the term of such sublease, in at least substantially the same condition than that required of the sublessee under the terms of the proposed sublease that Tenant desired to enter into of which Owner shall have been given notice by Tenant precipitating the exercise of Owner's Option.

                    (6) (a) If Owner exercises its Owner's Option to sublet the Leaseback Space, Owner shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Space during the period of time it is so sublet to Owner.

                         (b)  Performance by Owner (or its designee), under a
sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

                         (c)  Tenant shall have no obligation, at the expiration
or earlier termination of the term of this Lease, to remove any alteration, installation or improvement made in the Leaseback Space by Owner (or its designee).

                    (7) In the event Owner does not exercise an Owner's Option provided to it pursuant to the provisions of this Section 42 A and provided that Tenant is not in default of any of Tenant's obligations under this Lease, Owner's consent (which must be in writing and form reasonably satisfactory to Owner) to the proposed assignment or sublease shall not be unreasonably withheld or delayed provided, however, Owner, shall not be deemed unreasonable in withholding its consent to any sublease or assignment if:

                                 (a)  the proposed subtenant or assignee, as the
case may be, is not of a character or does not have financial worth such as is in keeping with the standards for the Building, or does not have sufficient net worth given the responsibilities involved, or the nature of the proposed subtenant's or assignee's business or its reputation is not in keeping with the character of the Building and its tenancies;

                                    (b)  a purpose for which the proposed
subtenant or assignee intends to use the demised premises is a use which is not a Permitted Use under this Lease or is a "Restricted Use" (as such term is hereinafter defined) under this Lease or is prohibited by any other lease in the Building;

                                    (c)  Tenant shall have (i) advertised or
publicized in any way the availability of all or part of the demised premises without Owner's consent, or (ii) listed or publicly advertised the demised premises for subletting or assignment, whether through a broker, agent, representative or otherwise, at a rental rate less than the greater of (y) the Fixed Rent and additional rent then payable hereunder, or (z) the rent at which Owner is then offering to lease comparable space in the Building (provided that nothing contained in this Subsection (c) shall be deemed to prohibit Tenant from negotiating and consummating a sublease at a lesser rental rate);

                                    (d)  the proposed occupancy shall impose an
extra burden upon the Building's mechanical, electric, sanitary, plumbing, heating, air conditioning, ventilating, utility or other systems or the Building services;

                                    (e)  the proposed sublease or assignment
shall not prohibit any further assignment or subletting, except in accordance with this Article 42;

                                    (f)  Tenant shall be in default in the
performance of any of its obligations under this Lease, either at the time Owner's consent to such subletting or assignment is requested or at the commencement of the term of any proposed sublease or on the effective date of any such assignment;

                                    (g)  Tenant shall fail to reimburse Owner
for any reasonable costs that may be incurred by Owner in connection with said sublease or assignment, including the costs of making investigations as to the acceptability of a proposed subtenant or assignee;

                                    (h)  the proposed subtenant or assignee
shall then be a tenant of any space in the Building or a related entity of any other tenant in the Building and there is comparable space available or soon to be available in the Building for such assignee's or subtenant's needs;

                                      (i)  the proposed subtenant or assignee
shall be entitled, directly or indirectly, to diplomatic or sovereign immunity or shall not be subject to the service of process in, and the jurisdiction of the courts of, New York State; or

                                     (j)  the proposed subtenant or assignee
shall be a person then negotiating with Owner for the rental of any space in the Building or in any other building owned by Owner or its affiliates. Tenant shall pay to Owner a reasonable processing fee and the reasonable attorneys' fees and disbursements incurred in connection with Owner's review of any proposed assignment or subletting.


                B. If there is a dispute between Owner and Tenant as to the reasonableness of Owner's refusal to consent to any assignment or subletting, such dispute shall be determined by arbitration in accordance with the provisions of Article 54. Any such determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. If the determination of any such arbitration proceeding shall be adverse to Owner, Owner shall not be liable to Tenant for a breach of Owner's covenant not unreasonably to withhold such consent, and Tenant's sole remedy in such event shall be to enter into the proposed assignment or subletting.


                C.  Anything  contained  in the  foregoing  provisions  of  this
Article 42 to the contrary notwithstanding, if Tenant proposes to sublet all or substantially all of the demised premises or assign this Lease, and Owner has exercised its Owner's Option, as provided in subsection 42 A (4) hereof, this Lease shall terminate on the date (hereinafter called the "Earlier Termination Date") immediately prior to the effective date of the assignment or the proposed commencement date of the term of the proposed subletting, as the case may be, and, if such notice is given, (1) this Lease and the term hereof shall come to an end and expire on the Earlier Termination Date with the same effect as if it were the Expiration Date, (2) the Fixed Rent and additional rent shall be apportioned as of said Earlier Termination Date, and (3) any prepaid portion of Fixed Rent or additional rent for any period after such date shall be refunded by Owner to Tenant. Anything contained in this Section C to the contrary notwithstanding, provided Tenant complies with all of the provisions of this
Article 42 (including, without limitation, Section A), a proposed assignment by Tenant of this Lease in connection with a sale of all or substantially all of the assets of Tenant to the proposed assignee shall not be subject to Owner's right to terminate this Lease in accordance with this Section C or to cause this Lease to be assigned to Owner (or its designee) as herein provided; provided, however, that the aforesaid limitation on Owner's right to terminate this Lease or to cause this Lease to be assigned to Owner (or its designee) as herein provided shall not apply, and Owner shall be free to terminate this Lease in accordance with this Section C, or to cause this Lease to be assigned to Owner (or its designee) as herein provided, under circumstances where one of the principal reasons prompting such asset sale has been to enable Tenant to sell, and such purchaser to acquire, Tenant's interest in this Lease, thereby circumventing the provisions of this Section C.


                D. If Tenant obtains Owner's consent to the assignment of this Lease or the subletting of the demised premises, then within ten (l0) days of the execution thereof, Tenant shall deliver to Owner (1) in the case of an assignment (a) a duplicate original instrument of assignment in form and substance theretofore approved by Owner, duly executed by Tenant, and (b) an instrument in form and substance theretofore approved by Owner, duly executed by the assignee, in which such assignee assumes the observance and performance of, and agrees to be bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (2) in the case of a subletting, an executed duplicate original of the sublease in form and substance theretofore approved by Owner.


                E. (1) For purposes of this Article 42, the term "assignment" shall be deemed to include, but shall not be limited to the following, whether occurring at any one time or over a period of time through a series of transfers: (a) the sale or transfer of all or substantially all of the assets of, or the sale, assignment or transfer of any issued or outstanding stock which results in a change in the controlling interest of any corporation which directly or indirectly is Tenant under this Lease or is a general partner of any partnership or joint venturer of any joint venture which directly or indirectly is Tenant under this Lease, (b) the issuance of any additional stock, if the issuance of such additional stock will result in a change of the controlling stock ownership of such corporation as held by the shareholders thereof when such corporation became Tenant under this Lease, and (c) the sale, assignment or transfer of a general partner's or joint venturer's interest in the partnership or joint venture, as the case may be, which is Tenant under this Lease, or in the distributions of profits and losses of such partnership or joint venture, which results in a change of control of such partnership or joint venture, as the case may be.

                    (2) The foregoing provisions of this Section 42 E shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to transactions with a corporation or partnership to which substantially all of Tenant's assets are transferred or to any corporation which "controls" or is "controlled by Tenant" or is "under common control with Tenant", provided that in any of such events (a) the successor to Tenant is a reputable entity of good character and has a net worth computed in accordance with generally accepted accounting principles consistently applied, at least equal to the greater of (i) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (ii) the net worth of the Tenant herein named on the date of this Lease, (b) proof satisfactory to Owner of such net worth shall have been delivered to Owner at least ten (10) days prior to the effective date of any such transaction, (c) a duplicate original instrument of assignment in form and substance satisfactory to Owner duly executed by Tenant, shall have been delivered to Owner at least ten (10) days prior to the effective date of any such transaction, and (d) an instrument in form and substance satisfactory to Owner, duly executed by the assignee, in which such assignee assumes (as of the Commencement Date) observance and performance of, and agrees to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be performed and observed shall have been delivered to Owner at least ten (10) days prior to the effective date of any such transaction. Further, any agreement pursuant to which (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant's behalf, all or a part of Fixed Rent or additional rent under this lease, and (y) such third party undertakes or is granted any right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the premises, shall be deemed an assignment of this Lease and subject to the provisions of this Article 42.

                    (3) For purposes of this Section 42 E, the term "control", "controlled by Tenant" or "under common control with Tenant" shall mean (a) in the case of a corporation, ownership by Tenant, whether directly or indirectly, of at least fifty-one (51%) percent of all of the voting stock thereof, and (b) in the case of a partnership, joint venture or other legal entity, ownership by Tenant whether directly or indirectly of at least fifty-one (51%) percent of all of the legal or beneficial interests thereof.


                F. (1) If Tenant shall receive any consideration from its assignee for or in connection with the assignment of Tenant's interest in this Lease (including, but not limited to, sums paid for the sale or rental of Tenant's Property, Tenant's Work and any other Tenant fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns), Tenant shall account to Owner therefor and shall pay to Owner, as additional rent hereunder, fifty (50%) percent of such consideration as and when the same are paid to Tenant by the assignee, less any brokerage commissions, to the extent the same are reasonable and are actually paid by Tenant.

                    (2) If Tenant shall sublet the demised premises to anyone for rents or other consideration which for any period shall exceed the Fixed Rent and additional rent payable under this Lease for the same period, Tenant shall account to Owner therefor and shall pay to Owner, as additional rent hereunder, fifty (50%) percent of such excess rents or other consideration as and when the same are paid to Tenant by the subtenant, less any brokerage commissions, to the extent the same are reasonable and are actually paid by Tenant.


                G. In the event that Owner consents to any assignment or subletting pursuant to this Article 42 and Tenant fails to execute and deliver the assignment or sublease to which Owner shall have consented within forty-five
(45) days after the giving of consent, then Tenant shall again comply with all of the requirements of this Article 42 before assigning its interest in this Lease or subletting the demised premises.


                H. (1) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of ll U.S.C. Section l0l et. seq (the "Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Owner by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten
(l0) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (a) the name and address of such person, (b) all of the terms and conditions of such offer, and (c) adequate assurance of future performance by such person under this Lease, including, without limitation, the assurance referred to in Section 365 (b)(3) of the Bankruptcy Code. Owner shall have the prior right and option, to be exercised by notice to Tenant given at an time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such person in connection with the assignment of this Lease.

                    (2) The term "adequate assurance of future performance" as used in this Lease shall mean that any proposed assignee shall, among other things (a) deposit with Owner on the assumption of this Lease an amount equal to the then annual Fixed Rent and additional rent as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, which sum shall be held in accordance with the provisions of Article 34 hereof, (b) furnish Owner with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct be a certified public accountant, which financial statements shall show a net worth of at least two (2) times the net worth of Tenant as of the date of this Lease for each of such three (3) years, (c) grant to Owner a security interest in such property of the proposed assignee as Owner shall deem necessary to secure such assignee's future performance under this Lease, and (d) provide such other information or take such action as Owner, in its reasonable judgement, shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under this Lease.

         43. ELECTRICITY. A. (l) (a) The Building is equipped with risers, feeders and wiring so as to supply electrical service to the demised premises. A submetering system shall be installed, at Tenant's expense, by Owner (or its affiliate(s) and/or contractor(s)), as hereinafter provided, to measure the amount of "Usage" (as defined in Section 43 C (1) hereof) to the demised premises and all equipment and facilities servicing the demised premises, including, but not limited to, the heating and air conditioning units servicing the demised premises (whether or not located therein). Where more than one meter measures the amount of Usage, Usage through each meter shall be computed and billed separately in accordance with the provisions of this Article 43.

                         (b)  Owner hereby agrees that Owner shall furnish
Tenant with electric current with an average connected load of six (6) watts of electricity per rentable square foot to the demised premises (exclusive of usage for the Building's centrally provided air conditioning) for Tenant's lighting, office equipment and business machinery, and for Tenant's broadcasting studios and kitchen and dining facilities.

                    (2) (a) Owner agrees that Owner shall be responsible, at Owner's sole cost and expense, to install the submetering system to measure Tenant's consumption of electric energy at and within the demised premises.

                         (b)  Owner shall install the aforedescribed submetering
system as part of the Initial Construction Work to be performed at the demised premises by Owner and/or Owner's affiliate(s) and/or contractor(s) in accordance with the terms and provisions of Article 60 of this Lease.

                         (c)  The aforedescribed installation of the submetering
system is called the "Electric Meter System Installation". The date on which Owner and/or its affiliate(s) and/or contractor(s) shall have completed the
Electric Meter System Installation, is called the "Electric Meter System Installation Date". Tenant acknowledges and agrees that on the Commencement Date Tenant shall be obligated to commence payment for its electric energy consumption at the demised premises based on the measurement of such electric consumption by such submetering system as is hereinbelow provided in Sections C and D of this Article 43, and except as is otherwise hereinafter expressly provided in Sections I and J of this Article 43.


                B. Any additional risers, feeders or other equipment or service proper or necessary to supply Tenant's electrical requirements, will, upon written request of Tenant, be installed by Owner, at the sole cost and expense of Tenant, if in Owner's sole judgement, the same are necessary and will not cause permanent damage or injury to the Building or the demised premises or cause or create a dangerous or hazardous conditions or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. Rigid conduit only will be allowed.


                C.  For purposes of Sections D and E of this Article 43:

                    (1) "Usage" shall mean actual usage of electricity as measured by the aforesaid submetering system for each calendar month or such other period as Owner shall determine during the term of this Lease and shall include the quantity and peak demand (kilowatt hours and kilowatts) and all applicable taxes, surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges, seasonal rate adjustment charges and all other sums and adjustments made from time to time by the public utility company supplying electric current to the Building or any governmental authority having jurisdiction thereover;

                    (2) "Owner's Rate" shall mean the public utility service classification (including all surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges, seasonal rate adjustment charges and all applicable taxes regularly passed on to consumers by the public utility and all other sums and adjustments payable in respect thereof) pursuant to which Owner purchases electric energy for the Building as if Owner were supplying electric energy solely for the demised premises;

                    (3) "Basic Cost" shall mean the product of (a) Usage, multiplied by (b) the Owner's Rate; and

                    (4) "Tenant's Cost" shall mean an amount equal to the sum of
(a) the Basic Cost, plus (b) five (5%) percent of the Basic Cost for Owner's overhead and expenses incurred in connection with the costs and administration of such submetering.

                D. Owner shall, from time to time but not more than monthly, furnish Tenant with an invoice indicating the period during which the Usage was measured and the amount of the Tenant's Cost payable by Tenant to Owner for such period. Within ten (10) days after receipt of each such invoice, Tenant shall pay the amount of Tenant's Cost set forth thereon to Owner as additional rent. In addition, if any tax is imposed upon Owner by any municipal, state or federal agency or subdivision with respect to the purchase, sale or resale of electrical energy supplied to Tenant hereunder, Tenant covenants and agrees that, where permitted by law, Tenant's Proportionate Share of such taxes shall be passed on to, included in the bill to, and paid by Tenant to Owner, as additional rent hereunder.


                E. Owner shall not in anywise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements due to matters beyond Owner's control.


                F. Owner reserves the right to discontinue furnishing electricity to Tenant in the demised premises on not less than sixty (60) days' notice to Tenant, provided either such dis-continuance is required by law or Owner has elected to discontinue furnishing electric energy to all other similarly situated tenants in the Building. If Owner exercises such right to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby. If Owner so discontinues furnishing electricity to Tenant, Tenant shall obtain electric energy directly from the public utility company furnishing electric service to the Building. The costs of such service shall be paid by Tenant directly to such public utility company furnishing electric service to the Building, but a default by Tenant in the timely payment of any bill or charge of such public utility company shall be deemed a default by Tenant under this Lease. Such electric energy may be furnished to Tenant by means of the then existing systems to the extent that the same are available, suitable and safe for such purposes as determined by Owner, which existing systems Owner agrees to continue to make available to the demised premises to such extent. All meters, submeters and all additional panel boards, feeders, risers, wiring, and other conductors and equipment which do not then exist to service the demised premises and which may be required to obtain electric energy, shall (i) if Owner has elected to discontinue furnishing electricity to Tenant because Owner has elected to discontinue furnishing electric energy to all office tenants in the Building, be installed by Owner at Owner's sole coast and expense, and (ii) if Owner has been required by law to discontinue furnishing electric energy to Tenant, be installed by Tenant, at Tenant's sole cost and expense, and the installation thereof shall be subject to Owner's approval and shall be performed in accordance herewith and with the applicable provisions of Articles 3 and 38 of this lease.


                G. Tenant agrees that, regardless of which method governs the supply of electricity to the demised premises, it will make no electrical installations, alterations, additions or charges to electrical equipment or appliances without prior written consent of Owner in each instance. Tenant covenants and agrees that, at all times, its use of electric current will not exceed the capacity of existing feeders to the Building or the risers or wiring installation, and Tenant will not use any electrical equipment which will overload such installations or interfere with the use thereof by other tenants or occupants of the Building. If, in Owner's judgement, Tenant's electrical requirements necessitate installation or an additional riser, risers or other proper and necessary equipment, the same may be installed by Owner (if Owner determines such installation is practicable) at Tenant's sole cost and expense, which shall be chargeable and collectible as additional rent and paid with ten
(10) days after the rendition of a bill to Tenant therefor.


                H. At Owner's option, Tenant shall purchase from Owner or its designee all lighting tubes, lamps, bulbs and ballasts used in the demised premises and Tenant shall pay, on demand, as additional rent, Owner's reasonable charges for providing and installing the same.


                I. (1) In the event the  submetering  system  installed  for the
measurement  of  electricity   consumption  at  the  demised  premises,  or  any
alternative submetering system installed by Owner at a later date, becomes prohibited by law from use, then Owner, at its expense, may cause an independent electrical engineer chosen by Owner or an electrical consulting firm selected by Owner (hereinafter called the "Electrical Consultant") to survey and determine Usage in, and Basic Cost for, the demised premises from time to time, at least once per twelve (12) month period, and the Electrical Consultant shall make such determination using criteria generally accepted in the metropolitan New York City area and the Owner's Rate in effect at the time, and shall include the quantity and peak demand, for all electricity consumed by Tenant plus five (5%) percent of the Basic Cost for Owner's expenses and administration fees. The determination made by the Electrical Consultant shall be binding on both Owner and Tenant, except as provided in subsection (2) below, and such amount shall be deemed the Tenant's Cost for all purposes of this
Article 43.

                    (2) The Owner's Determination given by the Electrical Consultant to Owner and Tenant above shall be conclusive and binding upon Tenant, unless within sixty (60) days after the receipt of Owner's Determination, Tenant shall notify Owner that it disputes the correctness of Owner's Determination. If such dispute is based on Tenant's Usage, Tenant shall submit with its dispute notice a survey and determination of such demand and consumption made at its sole expense, by a reputable and independent electrical engineer or electrical consulting firm selected by Tenant and reasonably acceptable to Owner (the "Tenant's Engineer"), within sixty (60) days after receipt by Tenant of Owner's Determination. If Owner and Tenant are unable to resolve the differences between them by agreement within thirty (30) days after receipt by Owner of a copy of Tenant's Determination, the dispute shall be decided by a third reputable and independent electrical engineer or electrical consulting firm (the "Additional Engineer"). If the parties shall fail to agree upon the designation of the Additional Engineer within forty (40) days after the rendering of Tenant's Determination, then either party may apply to the American Arbitration Association or any successor thereto for the designation of the Additional Engineer. The Additional Engineer shall conduct such hearings as he deems appropriate and, within thirty (30) days after his designation, render his determination (the "Additional Engineer's Determination"), and such Additional Engineer's Determination shall be conclusive and binding upon the parties whether or not a judgement shall be entered in any court. The fees of the Additional Engineer and the costs of arbitration shall be paid equally by the parties, except that each party shall pay its own counsel fees and expenses, if any, in connection with the arbitration. Pending the resolution of such by agreement or arbitration as aforesaid, Tenant shall pay the amount as set forth on Owner's Determination in accordance with the Owner's Determination, without prejudice to Tenant's position, as herein provided. If the dispute shall be resolved in Tenant's favor, Owner shall forthwith pay to Tenant the amount of Tenant's overpayment of such amount as indicated by the Additional Engineer's Determination.


                J. In the event that Owner and/or its affiliate(s) and/or contractor(s) shall not have timely installed the aforementioned submetering system as of the Commencement Date, all for reasons beyond the Owner's reasonable control, Tenant shall pay to Owner the sum of $6,812.50 (the "Interim Electric Period"), for each month from the Commencement Date until the occurrence of the Electric Meter System Installation Date. The Interim Electric Payment shall be paid by Tenant, as additional rent, but in advance prior to Tenant's taking possession of the demised premises, respectively, as the case may be, as aforesaid, and thereafter on the first (1st) day of each calendar month until the occurrence of the Electric Meter System Installation Date. The Interim Electric Payment shall be pro-rated to reflect any period less than a full calendar month.


                K. Owner's failure during the term of this Lease to prepare and/or deliver any invoice, and/or Owner's failure to make a demand under this
Article 43 or any other provisions of this Lease, respectively, as the case may be, shall not in any way be deemed to be a waiver of, or cause Owner to forfeit or surrender, its rights to collect any amount which may have become due pursuant to this Article 43. Tenant's liability for the amounts due under this
Article 43 shall be paid by Tenant to Owner, as additional rent, and shall survive the expiration or sooner termination of this Lease.


         44. END OF TERM. A. Tenant's obligation to pay Fixed Rent, additional rent and any other charges accruing hereunder shall survive the expiration or earlier termination of this Lease, to the extent necessary to carry out the provisions of this Lease with respect to Tenant's obligations accrued prior to such expiration or earlier termination.


                B. Tenant acknowledges that possession of the demised premises must be surrendered to Owner on the Expiration Date. Tenant agrees to indemnify and save harmless Owner from and against any and all cost, damage, expense, loss or liability (including, without limitation, reasonable attorneys' fees and disbursements and any claims made by any succeeding tenant) resulting from delay by Tenant in so surrendering the demised premises. The parties recognize and agree that the damage to Owner resulting from any failure by Tenant to timely surrender possession of the demised premises as aforesaid will be substantial and will be impossible to accurately measure. Tenant therefore agrees that if possession of the demised premises is not surrendered to Owner within twenty-four (24) hours after the Expiration Date, then Tenant shall pay to Owner for each month and for each portion of any month during which Tenant holds over in the demised premises after the Expiration Date, a sum equal to one and one half (1 1/2) times the aggregate of that portion of the Fixed Rent and additional rent which was payable under this Lease during the last month of the term hereof (or a pro rata portion thereof, if applicable). Nothing herein contained shall be deemed to permit Tenant to retain possession of the demised premises after the Expiration Date. The pro-visions of this Article 44 shall survive the expiration or sooner termination of this Lease.


         45. INABILITY TO PERFORM. A. It is expressly understood that no inability or delay in either the performance of obligations or the supply of services on the part of Owner to be performed and/or supplied in this Lease provided, as the case may be, which is due to any of the reasons set forth in
Article 27 hereof or any other reason beyond Owner's reasonable control, shall constitute a constructive eviction, and that Owner shall not be liable to Tenant in damages, nor shall Tenant be entitled to make any claims for or be entitled to any abatement in the payment of Fixed Rent or additional rent hereunder, in the event of such inability or delay.


                B. Notwithstanding the foregoing provisions of this Article 45, if (1) Owner shall make repairs, alterations, additions or improvements in or to the Building (or any portion thereof) including those referred to in Articles 4 and 20 of this Lease, or to the demised premises, or to the fixtures, appurtenances or equipment thereof, or if Owner shall be required to interrupt the furnishing or supply of services to Tenant hereunder (a) when necessary by reason of accident, emergency, or for repairs, or by reason of legal requirements or insurance requirements or any compliance therewith, or (b) as a result of additions, alterations, replacements, decorations or improvements to the Building or to the demised premises which in the judgement of Owner are desirable or necessary to be made, and/or (2) Owner shall fail to perform or to make those necessary repairs or alterations to the Building, the Building's Systems, or to the demised premises, which Owner is obligated to perform, make or maintain as in Articles 4 and 13 of this Lease provided, and which Tenant is not obligated to perform, maintain and/or make as in this Lease provided, and such repairs, alterations, additions, improvements, or such interruption of such services to Tenant, or failure on the part of Owner to perform or make such necessary repairs or alterations, as aforesaid, as the case may be, shall result in a substantial and material interruption of Tenant's business at the demised premises, as provided herein, Owner hereby agrees that if the circumstances described in either subdivisions (1) or (2) of this Section B shall result in a substantial and material interruption of Tenant's business (as reasonably determined by Owner and Tenant) for a period in excess of ten (10) business days from and after the giving of notice by Tenant to Owner of such interruption, then, from and after said ten (10) business day period, Fixed Rent shall abate in proportion to the substantiality and materiality of the interruption (as reasonably determined by Owner and Tenant) until such time as Tenant's business is no longer substantially and materially interrupted as a result of such circumstances (as reasonably determined by Owner and Tenant). In the event that Owner and Tenant are unable to mutually agree within a reasonable period of time on their reasonable determination as to the substantiality and materiality of any of the foregoing matters referred to above in this Section 45 B (where such mutual reasonable determination shall be required as hereinabove provided), either party shall have the right to refer their dispute or disagreement, as to the matter in question, to resolution by arbitration in accordance with the provisions of Article 54 of this Lease.


         46. AIR CONDITIONING. A. Owner, at Owner's expense, shall furnish to and distribute in the demised premises, through the air conditioning equipment of the Building, cool air at reasonable temperatures, pressures and degrees of humidity, and in reasonable volume and velocities at suitable locations, from 8:30 a.m. to 6:00 p.m. on business days from May l5th through September 30th, both dates inclusive. Owner shall furnish mechanical ventilation of the demised premises through said air conditioning system, from 8:30 a.m. to 6:00 p.m. on business days from October lst through May l4th, both dates inclusive. If Tenant desires such air conditioning or mechanical ventilation services at times other than those hereinabove specified, Owner will furnish the same upon reasonable advance notice and Tenant shall pay for such additional services at Owner's established Building standard rates, or if no standard rates are established, at reasonable rates to be agreed upon before the services are rendered.


                B. Tenant shall keep all windows in the demised premises closed whenever the air conditioning system is in operation, and at all times shall cooperate fully with Owner and comply with all Rules and Regulations which Owner may prescribe for the proper functioning and protection of said air conditioning and ventilating system.

                C. Owner, throughout the term of this Lease shall have free and unrestricted access to any air conditioning room located within or adjacent to the demised premises.


                D. No diminution or abatement of Fixed Rent, additional rent or other compensation shall be claimed by Tenant, nor shall this Lease or any of the obligations of Tenant hereunder be affected or reduced by reason interruption, curtailment, stoppage, or suspension of such air conditioning or mechanical ventilation when the same shall be due to any of the reasons set forth in Article 27 hereof or any other reason beyond Owner's control.


                E. (1) In addition to Owner's furnishing of cool air and mechanical ventilation to the demised premises, as hereinabove in this Article 46 provided, Owner is making available to Tenant for Tenant's use in the demised premises, the "Supplemental A/C Unit" (as such terms are herein-after defined in this Section 46 E).

                    (2) Tenant may elect to utilize the Supplemental A/C Unit at any time during the Lease term, for the provision of such extra air conditioning capacity as Tenant deems necessary or desirable to supplement the building's ventilating and air conditioning system servicing the demised premises and the Additional Space, as described above in this Article 46.

                    (3) Owner makes no representation or warranty with regard to the Supplemental A/C Unit and/or its condition or fitness for use and Tenant agrees to accept the Supplemental A/C Unit on the Commencement Date in its "as is" condition as of that date. Owner shall connect the A/C Supplemental Unit to the metering system to be installed at the premises by Owner to measure Tenant's consumption of electricity required to use and operate the Supplemental A/C Unit and Tenant shall pay for all electricity used to operate the Supplemental A/C Unit, as provided in Section 43 B of this Lease.

                    (4) Tenant shall, at Tenant's sole cost and expense, perform all necessary repairs, maintenance and/or replacement of the Supplemental A/C Unit, throughout the term of this Lease. Owner shall have no obligation with respect to the proper functioning, repair, maintenance and/or replacement of the Supplemental A/C Unit, and the same shall not constitute or be deemed to constitute part of the Building's plumbing, electrical, mechanical, heating, ventilating or any other systems.

                    (5) On the Expiration Date or earlier termination of this Lease, Tenant shall surrender the Supplemental A/C Unit, or any replacements thereof to Owner, and Owner shall accept the same in its then "as is" condition.

                    (6) For purpose of this Section 46 E, the term "Supplemental A/C Unit" shall mean a Building-standard three (3) ton capacity supplemental air conditioning unit and related machinery and equipment, including air conditioning piping, ductwork and/or other means of distributing the cool or conditioned air from said supplemental air conditioning unit throughout the demised premises.


         47.  ADDITIONAL CHARGES.  A.  For purposes of this Article 47:
              ------------------

                    (l) "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property, and the Building and all other improvements located on the Real Property (collectively, the "Total Property"), including without limitation, (a) any City, Town, County, Village, School or other local tax, (b) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Total Property, (c) any fee, tax or charge imposed by any governmental authority for any vaults, vault space or other space within or outside the boundaries of the Real Property, and (d) any assessments levied after the date of this Lease for public benefits to the Total Property; provided, however, that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax), is imposed upon Owner or the owner of the Total Property, or the occupancy, rents or income therefrom, whether in substitution for or in addition to any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes. With respect to any "Tax Year" (as such term is hereinafter defined), all expenses, including attorney's fees, court costs and disbursement and experts' and other witnesses' fees incurred in contesting the validity or amount of any Taxes or the "Assessed Valuation" (as such term is hereinafter defined) of the Total Property, or in obtaining a refund of Taxes, shall be considered as part of Taxes for such Tax Year.

                    (2) "Assessed Valuation" shall mean the amount for which the Total Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of The City of New York for the purpose of imposition of Taxes.

                    (3) "Tax Year" shall mean the twelve (12) month period of July l through June 30 (or such other period as may hereafter be duly adopted by The City of New York as its fiscal year for real estate tax purposes).

                    (4) "Base Tax Year" shall mean the Tax Year consisting of the twelve (12) month period of July l, l995 through June 30, l996.

                    (5) "Tenant's Proportionate Share" shall mean three and three tenths (3.3%) percent.

                    (6) "Comparison Year" shall mean (a) with respect to Taxes, any Tax Year subsequent to the Base Tax Year, and (b) with respect to "Operating Costs" (as such term is hereinafter defined), any calendar year subsequent to 1996 calendar year, ie. the twelve (12) month period of January 1, 1996 to December 31, 1996, for any part or all of which there are Additional Charges, payable as additional rent, pursuant to Sections B and C of this Article 47.

                    (7) "Operating Costs" shall mean:

                         (a)  all costs and expenses incurred or payable by
Owner in connection with the operation, maintenance, repair and management of the Real Property and/or the Building and/or the Total Property, respectively, including, without limitation, all maintenance costs, management fees (provided the same are reasonably comparable to the fees charged for managing other office buildings located in Mid-town Manhattan of similar size and quality), costs for steam, electricity (other than electricity furnished to and paid for by Tenant and other tenants in the Building), water, water rates, frontage charges, sewer rents, insurance, fuel, air-conditioning, labor, window and other cleaning, sales tax and taxes of like import and other expenses of operation, maintenance, repair and management of the Real Property and/or the Building and/or the Total Property, respectively, (including the equipment located therein), but specifically excluding (i) leasing commissions to agents of Owner or to other persons or brokers, (ii) salaries of personnel above the grade of Building manager, (iii) the cost of capital improvements (except as specifically provided in clause (b) hereof), (iv) Taxes, (v) interest and penalties for late payment of water and sewer rents, (vi) any expenses for which the Owner is compensated through proceeds of insurance, (vii) the cost of any tenant changes or alterations, (viii) the cost of repair or rebuilding caused by fire or other casualty or condemnation, (ix) advertising and promotional expenditures, (x) legal and auditing fees other than reasonable legal and auditing fees necessarily incurred in connection with the operation of management of the Real Property and/or the Building, (xi) expenses of relocating or moving tenants and of leasing to and processing new tenants, including lease concessions, (xii) expenses resulting from any violations by the Owner of the terms of any lease in the Building, (xiii) depreciation (except for the cost of capital improvements as specifically provided in clause (b) hereof), (xiv) debt service on any mortgage, including without limitation, the Existing Mortgage, and (xv) rent payable under any Superior Lease.

                         (b) If Owner shall purchase or lease any item of
capital equipment or make any capital expenditure, which is (i) required after the date hereof by law or any other requirement of any governmental or quasi-governmental department, authority or agency, or by the Board of Fire Underwriters or any successor or similar organization or by Owner's insurance carrier, or (ii) for the purpose of reducing Operating Costs (as, for example, a labor-saving improvement), as the case may be, then the cost of such capital equipment or expenditure shall be included in Operating Costs for the Comparison Year in which such cost was incurred; provided, however, that if and to the extent such cost is required to be capitalized or amortized, as the case may be, for federal income tax purposes, such cost shall be treated for purposes of this
Article 47 as if the same had been capitalized or amortized over the shortest useful life permitted pursuant to the Internal Revenue Code of 1986, as amended, and the annual deduction, as if so capitalized or amortized, as the case may be, together with interest thereon at the prime rate, as announced by Citibank, N.A. from time to time, shall be deemed an Operating Cost in each of the Comparison Years during which such cost would be amortized.

                         (c)  If, during all or part of any Year, Owner shall
not furnish any particular item(s) of work or service which would constitute an Operating Cost hereunder to premises in the Building as a result of the fact that (i) such premises are not occupied or leased, (ii) such item of work or service is not required or desired by the tenant occupying such premises, (iii) such tenant is itself obtaining and providing such item or work or service, or
(iv) for any other reason, then Operating Costs for such period shall be deemed to include an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Owner if it had at its own expense furnished such item of work or services to such portion of the Building or to such tenant.

                    (8) "Base Operating Amount" shall mean the Operating Costs for the 1996 calendar year, ie. the twelve (12) month period of January 1, 1996 to December 31, 1996.

                    (9) "Operating Statement" shall mean an instrument or instruments containing a statement of the Additional Charges, constituting additional rent, due and owing with respect to Operating Costs for the preceding Comparison Year.

                    (l0) "Tax Statement" shall mean a statement setting forth a comparison of Taxes and the "Tax Payment" (as such term is hereinafter defined) due for a Tax Year.


                B. (l) If Taxes payable for any Comparison Year (any part or all of which falls within the term of this Lease) shall increase above Taxes payable for the Base Tax Year, then Tenant shall pay, as additional rent for such Comparison Year, an amount equal to Tenant's Proportionate Share of such increase (such amount being is called the "Tax Payment"), which amount shall be payable as hereinafter provided.

                    (2) The Tax Payment shall be payable by Tenant, in its entirety, as additional rent, within five (5) days after Tenant shall have received a Tax Statement from Owner. The Tax Payment shall be pro rated for any portion of a Tax Year occurring during the term of this Lease. Owner's failure to deliver a Tax Statement to Tenant during or with respect to any Comparison Year shall not prejudice Owner's right to demand such Tax Payment during or with respect to any subse-quent Comparison Year and shall not eliminate or reduce Tenant's obligation to pay Additional Charges, as additional rent, pursuant to this Article 47 for such Comparison Year.

                    (3) If Owner shall receive a refund of Taxes applicable to any Comparison Year for which a Tax Payment shall have been made by Tenant, Owner, at its option, shall either repay to Tenant, or credit against subsequent payments of Additional Charges hereunder, Tenant's Proportionate Share of such refund, after deducting from the refund the costs and expenses of obtaining the same (to the extent such costs and expenses were not theretofore included in Taxes).

                    (4) If, after a Tax Statement has been sent to Tenant, the Assessed Valuation which had been utilized in computing Taxes during the Base Tax Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then, in such event: (a) the Taxes for the Base Tax Year shall be retroactively adjusted to reflect such reduction, and (b) all retroactive increases in additional rent resulting from such retroactive adjustment shall be due and payable when billed by Owner. Owner promptly shall send to Tenant a statement setting forth the basis for such retroactive adjustment and additional rent payments.


                C. (1) If the Operating Costs for any Comparison Year (any part or all of which falls within the term of this Lease) shall increase above the Base Operating Amount, then Tenant shall pay as additional rent for such Comparison Year an amount equal to Tenant's Proportionate Share of such increase (such amount is called the "Operating Payment"), which amount shall be payable as hereinafter provided.

                    (2) At any time prior to or during any Comparison Year, Owner may furnish to Tenant Owner's reasonable estimate (the "Owner's Estimate") of the Operating Payment for such Comparison Year. If Owner furnishes an Owner's Estimate to Tenant prior to the commencement of a Comparison Year, then on the first day of each month during such Comparison Year Tenant shall pay to Owner, as additional rent, one-twelfth (l/12th) of the amount of the Owner's Estimate in equal monthly installments together with payments of Fixed Rent. If, however Owner furnishes a Owner's Estimate to Tenant subsequent to the commencement of a Comparison Year, then (a) until the first day of the month following the month in which Owner's Estimate is furnished to Tenant, Tenant shall pay as additional rent hereunder the amount which was payable pursuant to this Section C for the last month of the preceding Comparison Year, (b) promptly after such Owner's Estimate is furnished to Tenant or together therewith, Owner shall notify Tenant as to whether the installments of Tenant's Operating Payment previously made for such Comparison were greater or less than the installments required to be made in accordance with such Owner's Estimate, and (i) if there shall have been a deficiency, Tenant shall pay the amount thereof within ten (10) days after receipt of such notice, or (ii) if there shall have been an overpayment, Owner shall credit the amount thereof against subsequent payments of Additional Charges hereunder, and (c) on the first day of the month following the month in which such Owner's Estimate is furnished and continuing monthly until the next rendition to Tenant of Owner's Estimate, Tenant shall pay, as additional rent hereunder, one-twelfth (1/12th) of the amount of such Owner's Estimate. Owner may at any time and from time to time furnish to Tenant a revised Owner's Estimate for any Comparison Year, and in such case, Tenant's installments of the Operating Payment shall be adjusted and paid in the same manner as hereinabove provided.

                    (3) Within one hundred and eighty-two (182) days after the end of each Comparison Year, Owner shall furnish to Tenant an Operating Statement for such Comparison Year, setting forth the Operating Costs for such Comparison Year. If the Operating Statement shall show that the sums paid by Tenant under subsection C (2) exceeded the Operating Payment required to be paid by Tenant for such Comparison Year, Owner shall either refund to Tenant the amount of such excess forthwith after such Operating Statement is furnished or, at Owner's election, credit the amount of such excess against subsequent payments of Additional Charges payable hereunder. Comparison Year shall show that the sums so paid by Tenant were less than the Operating Payment required to be paid by Tenant for such Comparison Year, Tenant shall pay the amount of such deficiency within ten (10) days after receipt of such Operating Statement.


                D.  Each  Tax  Statement  and  Operating   Statement   shall  be
conclusive and binding upon Tenant unless within sixty (60) days after the receipt of such Tax Statement or Operating Statement, as the case may be, Tenant shall notify Owner that it disputes the correctness thereof, specifying the particular respects in which the Tax Statement or Operating Statement, as the case may be, is claimed to be incorrect. If such dispute is not settled by agreement, either party may submit the dispute to arbitration, as provided in
Article 54 hereof, within ninety (90) days after receipt of said Tax Statement or Operating Statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall pay the Additional Charges, as additional rent, in accordance with Sections B and/or C, above, and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Owner shall forthwith pay to Tenant the amount of Tenant's overpayment of Additional Charges resulting from compliance with the Operating Statement. Owner agrees to grant Tenant reasonable access to Owner's books and records for the purpose of verifying Operating Costs incurred by Owner.


                E. The failure of Tenant to make any payment of Additional Charges, as additional rent pursuant to this Article 47, or payment of additional rent as elsewhere in this Lease provided, shall entitle Owner to all rights and remedies provided hereunder for the non-payment of Fixed Rent, and the acceptance of all or any portion of such additional rent or Fixed Rent shall not be deemed a waiver of the rights of Owner with respect to any additional rent or Fixed Rent payable pursuant to the terms of this Lease.


         48.  BROKER.  Tenant  represents  and  warrants  that  Tenant has dealt directly with (and only with) EDWARD S. GORDON COMPANY (the "Broker") as the sole broker and finder in connection with this Lease, and that to the best of Tenant's knowledge, no broker or finder, other than the Broker, negotiated this Lease or is entitled to any commission in connection therewith or with the execution and delivery hereof. The execution and delivery of this Lease by Owner shall be conclusive evidence that Owner has relied upon the foregoing representation and warranty of Tenant. Tenant hereby agrees to indemnify and hold Owner harmless of and from any and all loss, cost, damage of expense (including, without limitation, attorneys' fees, court costs and disburse-ments) incurred by Owner by reason of any claim of, or liability to, any broker or finder, other than the Broker, resulting from or caused by any breach (or actions constituting a breach) of the aforesaid representation and warranty is untrue. Owner shall pay the Broker any compensation due and owing it in accordance with the terms and provisions of a separate agreement between Owner and Broker. This provision shall survive the cancellation or expiration of this Lease.


         49. CONSENTS. A. Wherever it is specifically provided in this Lease that a party's consent is not to be unreasonably withheld, a response to a request for such consent shall also not be unreasonably delayed. If either Owner or Tenant considers that the other has unreasonably withheld or delayed a response, it shall so notify the other party within ten (l0) days after receipt of such response, or, in case such response is not received, within twenty (20) days after making its request for the response.


                B. Tenant hereby waives any claim for damages against Owner which it may have based upon any assertion that Owner has unreasonably withheld or unreasonably delayed any such consent. Tenant agrees that its sole remedy in any such case shall be an action or proceeding to enforce the relevant provision of this Lease by specific performance, injunction or declaratory judgment.

                C. Notwithstanding anything to the contrary provided in this Lease, in any instance where the consent of the lessor under a Superior Lease and/or the holder of a Mortgage, including the Existing Mortgagee under the Existing Mortgage, respectively, is required, Owner shall not be required to give its consent until and unless such lessee or holder, including the Existing Mortgagee, has given its consent. Owner agrees to seek the consent of such lessor and/or holder, including the Existing Mortgagee, if Owner would otherwise consent in such instance.


         50. PARTNERSHIP TENANT. If Tenant is a partnership (or is comprised of two (2) or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two
(2) or more persons, individually and as co-partners of a partnership) pursuant to Article 42 (any such partnership and such persons are called, in this Article 50, the "Partnership Tenant"), the following provisions shall apply to such Partnership Tenant: (A) the liability of each of the parties comprising
Partnership Tenant shall be joint and several, (B) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (1) any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the demised premises to Owner, (2) any notices, demands, requests or other communications which may hereafter be given by Partner-ship Tenant or by any of the parties comprising Partnership Tenant, and (3) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or any of the parties comprising Partnership Tenant, (C) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (D) Partnership Tenant shall give prompt notice to Owner of the admission of any such new partners, and upon demand Owner, shall cause each such new partner to execute and deliver to Owner an agreement, in form satisfactory to Owner, wherein each such new partner shall assume performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Owner's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Owner shall vitiate the provisions of Sections A, B, and C of this Article 50).


         5l. PARTIES BOUND. A. This Lease is offered for signature by Tenant and it is understood that this Lease shall not be (1) binding upon Owner unless and until Owner shall have executed and delivered a fully executed copy of this Lease to Tenant, and (2) deemed in full force and in effect unless and until the Effective Date shall have occurred.


                B. If more than one person executes this Lease as Tenant, each of them understands and hereby agrees that the obligations of each of them under this Lease are and shall be joint and several, that the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally, and that the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease (including without limitation, any renewal, extension, expiration, termination or modification of this Lease) shall be binding upon each and all of the persons executing this Lease as Tenant, with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.


         52. TENANT'S AND OWNER'S CERTIFICATE. A. From time to time during the Term, within seven (7) days following receipt by Tenant of Owner's request therefor, Tenant shall: (1) deliver to Owner or its designee, which may include, but not be limited to, a purchaser of the Building and/or the Real Property, the holder of a Mortgage or the lessor under a Superior Lease encumbering and/or covering any or all of the above, respectively, as the case may be, at no cost or expense to Owner, a written statement executed and acknowledged by Tenant, in form satisfactory to Owner: (a) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all such modifications); (b) setting forth the date to which the Fixed Rent, additional rent and other charges hereunder have been paid, together with the amount of the monthly Fixed Rent then payable; (c) stating whether or not, to the best knowledge of Tenant, Owner is in default hereunder, and setting forth the specific nature of all such defaults, if any; (d) stating the amount of the security deposit, if any, under this Lease; (e) stating whether there are any subleases affecting the Premises; (f) stating the address to which all notices and communications to Tenant under the Lease are to be sent; (g) stating the Commencement Date, Rent Commencement Date and the Expiration Date of this Lease, respectively, as the case may be; and (h) any other matters requested by Owner; and (2) complete, as required, execute and deliver to the Existing Mortgagee, an estoppel certificate in the form annexed to this Lease as Exhibit D and made a part hereof.

                B. From time to time, within seven (7) days following receipt by Owner of Tenant's request therefor, Owner shall delivery to Tenant, at no cost or expense to Tenant, a written statement executed and acknowledged by Owner, in form reasonably satisfactory to Tenant, (1) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all such modifications, (2) setting forth the date to which the Fixed Rent, Additional Rent and the charges hereunder have been paid, (3) stating whether or not, to the best knowledge of Owner, Tenant is in default hereunder, and setting forth the specific nature of all such defaults, and (4) any other matters reasonably requested by Tenant.


                C. Tenant acknowledges that any statement and/or estoppel certificate delivered pursuant to this Article 52, respectively, as the case may be, may be relied upon by any purchaser or owner of the Real Property, the Building and/or the Total Property, or Owner's interest in the Real Property, the Building and/or the Total Property and/or any Superior Lease encumbering and/or covering any or all of the above, or by any holder of a Mortgage, including the Existing Mortgagee under the Existing Mortgage, or by any lessor under any Superior Lease encumbering and/or covering any or all of the above, or by any assignee of any holder of a Mortgage, respectively, as the case may be.


         53. EXCULPATION AND NON-LIABILITY. A. No recourse shall be had on any of Owner's obligations hereunder against any incorporator, subscriber of capital stock, stockholder, officer or director, past, present or future, of any corporation, or against any general or limited partner of any partnership or joint venture which shall be Owner hereunder, or other holders of any equity interest in such corporation, partnership or joint venture, or the shareholders, directors or officers of such partners, or the partners comprising such partners, or of any successor of any such corporation, partnership or joint venture, or against any principal of any of the foregoing, disclosed or undisclosed, or any affiliate of any party which shall be Owner or included in the term "Owner", whether directly or through Owner or through any receiver, assignee, trustee in bankruptcy or through any other person, firm or corporation (collectively, the "Parties") whether by virtue or any constitution, statute or rule of law or by enforcement of any assessment or penalty otherwise, it being expressly understood and agreed that Tenant shall look solely to Owner to enforce Owner's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Owner for Owner's obligations under this Lease shall not exceed and shall be limited to Owner's interest in the Real Property and Tenant shall not look to other property or assets of Owner or of any of the Parties in seeking either to enforce Owner's obligations under this Lease or to satisfy a judgment for Owner's failure to perform such obligations.


                B. Further, neither Owner, nor any of the Parties, nor any lessor under a Superior Lease nor any holder of a Mortgage, including the Existing Mortgagee under the Existing Mortgage, nor any partner, director, officer, shareholder, principal, agent, servant or employee of such lessor under a Superior Lease or any holder of such Mortgage, including the Existing Mortgagee under the Existing Mortgage (in any case, whether disclosed or undisclosed), shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of such injury, damage loss, nor shall any of the aforesaid entities or Parties be liable for any damage to property of Tenant or of others entrusted Owner nor for loss of or damage to any such property by theft or negligence of Owner, its agents, servants or employees, or any of the Parties in the operation or maintenance of the premises, the Building, the Real Property and/or the Total Property, respectively, without contributory negligence of the party of Tenant or any of its subtenants or licensees or its or their respective agents, contractors or employees.


                C. In addition, neither Owner nor any of the Parties, nor any lessor under a Superior Lease nor any holder of a Mortgage, including the Existing Mortgagee under the Existing Mortgage, nor any partner, director, officer, agent, servant or employee of Owner or any such lessor or holder, including the Existing Mortgagee, respectively, shall be liable for any such damage caused by other tenant's or persons in, upon or about the Building, the Real Property and/or the Total Property, respectively, or caused by operations in construction of any private, public or quasi-public work; or even if negligent, for consequential damages arising out of any loss of use of the premises or any equipment or facilities therein by Tenant or any person claiming by, through or under Tenant.


         54. ARBITRATION. A. Either party may request arbitration in accordance with this Article 54 of any provision of this Lease in dispute wherein arbitration is expressly stated in such provision as the appropriate remedy for such dispute. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the name and address of the person designated to act as an arbitrator on its behalf. Within fifteen (l5) days after the service of such notice, the other party shall give notice to the first party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator within the aforesaid time period, then subject to the provisions of Section B of this
Article 54, the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten
(l0) days after the second arbitrator is appointed, and shall conduct such hearings and investigations as they may deem appropriate. If within thirty (30) days after the second arbitrator is appointed, the two arbitrators shall not agree upon the question in dispute, they shall together appoint a third arbitrator. In the event the two arbitrators are unable to agree upon such appointment within forty (40) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree to such selection within a further period of ten (l0) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any successor organization thereto) in accordance with its commercial arbitration rules then prevailing, or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within fifteen (l5) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court of the State of New York (or any other court having jurisdiction and exercising functions similar to those now exercised by said court) for the appointment of such third arbitrator. The third arbitrator shall conduct such hearings and investigations as he may deem appropriate and, within thirty (30) days of this designation, render an independent decision of the matter in dispute, which decision shall be con-clusive and binding upon the parties. Each arbitrator chosen or appointed pursuant to this Article 54 shall be a disinterested person having at least ten
(l0) years experience as an arbitrator in the City of New York.


                B. If Tenant gives notice requesting arbitration, Tenant shall simultaneously serve a duplicate of the first notice on the holder of each Mortgage (including the Existing Mortgagee under the Existing Mortgage, at its address as set forth in Section 39 F of this Lease), and each lessor under any Superior Lease. If Owner fails to appoint an arbitrator within fifteen (l5) days after the giving of the first notice by Tenant, such holder, including the Existing Mortgagee, or lessor shall have an additional period of ten (l0) days within which to appoint the second arbitrator, who shall thereupon be recognized in all respects as if he had been appointed by Owner.


                C. The arbitration shall be conducted, to the extent consistent with this Article 54, in the City and County of New York in accordance with the commercial arbitration rules then prevailing of the American Arbitration Association (or any successor organization thereto). Such decision shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrator(s) shall not add to, subtract from, or otherwise modify the provisions of this Lease.


                D. If for any reason whatsoever the written decision and award of the arbitrator(s) shall not be rendered within the time periods specified in this Article 54, then at any time thereafter, either party may apply to the Supreme Court of the State of New York, or to any other court having jurisdiction and exercising the functions similar to those now exercised by such Court, by action, proceeding, or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this Lease.


                E. Each party shall pay the fees and expenses of the arbitrator appointed by or for such party. The fees and expenses of the third arbitrator (if appointed), and all other expenses of the arbitration shall be borne by the parties equally.


                F. Notwithstanding anything to the contrary contained in this Lease, wherever submission to the New York office of the American Arbitration Association is designated as the method of resolving disputes arising hereunder, the method for the resolution of such dispute shall be deemed to mean arbitration in accordance with the provisions of this Article 54.

         55. MISCELLANEOUS. A. On the date of execution of this Lease and from time to time, either within seven (7) days next following Owner's request therefor, or immediately after any change or modification thereof, Tenant shall deliver to Owner a written statement, executed and acknowledged by Tenant and in form satisfactory to Owner, setting forth (1) the names, percentage of ownership interest and residence and business address of (a) any incorporator, subscriber of capital stock, shareholder, officer and director of any corporation which shall be Tenant hereunder or a general or limited partner of Tenant hereunder, and/or (b) any general or limited partner of any partnership or joint venture which shall be Tenant hereunder, and (c) any other holders of any equity interest in such corporation, partnership or joint venture, and (2) such other information as Owner may reasonably request; provided, however, in satisfaction of this Paragraph, as long as Tenant continues to be a corporation, the stock of which is publicly traded through any recognized national securities exchange or the "over the counter market", Tenant may delivery to Owner its most recently filed proxy statement with the United Sates Securities and Exchange Commissions and a statement, executed and acknowledged by Tenant as to any material changes in the information sought hereunder from that contained in the proxy statement.


                B. As a further inducement to Owner to enter into this Lease with Tenant, Tenant hereby agrees that with respect to the service of a notice of petition or petition upon Tenant by Owner in any proceeding commenced by Owner against Tenant under the Real Property Actions and Proceedings Law of the State of New York, service of such notice of petition or petition in any such proceeding shall be effective if made upon Tenant at the demised premises, irrespective of the fact that Tenant's principal office or principal place of business, or any other office or place of business of Tenant is located at a place other than the demised premises.


                C. This Lease shall be deemed to have been jointly prepared by both of the parties hereto, and any ambiguities or uncertainties herein shall not be construed for or against either of them.


                D. In and to the extent that there is a conflict between the provisions contained in the printed portion of the Lease to which this Rider is attached and the provisions contained in this Rider, then the provisions contained in this Rider shall govern and be controlling to the extent necessary to resolve such conflict.


                E. All references to "Owner" shall mean "Owner", as such term is defined in Article 31 hereof.



                F. In no event may Tenant record this Lease or memorandum thereof, and any such recordation shall be deemed a material breach of the terms and provisions hereof.


                G. If any provisions of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (including the remainder of such provisions) and the application thereof to the persons or circumstances shall not be affected thereby.


                H. This Lease shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws.


                I. If Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrant that Tenant is a duly incorporated or duly qualified corporation and is authorized to do business in the State of New York, and that each person executing this Lease on behalf of Tenant is an officer of Tenant and that he is duly authorized to execute, acknowledge and deliver this Lease to Owner.


         56. BUILDING'S ELECTRONIC DIRECTORY. Owner, at its expense and at Tenant's written request, shall maintain listings on the Building's electronic directory of the names of Tenant and any others in lawful occupancy of the demised premises, and the names of their respective officers and employees, provided that the names so listed shall not take up more than Tenant's

Proportionate Share of the space on the Building's electronic directory. Such quantity of listing lines shall initially be at Owner's expense, but any excess listings, if permitted by Owner, or any subsequent changes of listings, as the case may be, shall be at Tenant's expense, at Owner's then standard charge therefor. All listings requested shall be generally consistent with then Building standard practice.


         57. CHANGES IN BUILDING FACILITIES, NAME: A. Owner reserves the right, without incurring any liability to Tenant therefore, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways thereof, as it may deem necessary or desirable; provided, however, that the changes do not materially or adversely affect Tenant's access to or use of the demised premises.


                B. Owner may adopt any name for the Building. Owner reserves the right to change the name or address of the Building at any time during the term of this Lease.


         58. LOCAL LAW 5 COMPLIANCE. A. (1) In the event Tenant's use and occupancy of the demised premises requires that certain Building personnel be on duty in compliance with the requirements of Local Law 5, after normal Building hours, which for this purpose shall be deemed to be 8:00 A.M. to 6:00 P.M. on business days (as defined in Article 31) only, Tenant agrees, at its own cost and expense, to reimburse Owner for Owner's fees, costs and expenses in having such Building personnel available to Tenant so that Tenant can comply with such requirements of Local Law 5, provided, however, Tenant shall not be required to reimburse Owner unless at least fifty (50) persons are in the demised premises after normal Building hours.

                    (2) If, at the time that Tenant requires that the aforesaid Building personnel be available to Tenant so that Tenant can comply with the requirements of Local Law 5, other tenant(s) in the Building also require that such Building personnel be available to them so that they can likewise comply with such Local 5 requirements, Owner hereby agrees that the costs and expenses of having such personnel available to Tenant and such other tenant(s), in order for each of them to meet the requirements of Local Law 5, shall be proportionately and equitably pro-rated, apportioned and shared among Tenant and such other tenant(s).


                B. It is understood that in connection with compartmentalization or other provisions of Local Law 5, or New York City Building Department regulations, Owner may find it necessary to make certain alterations in the ducting above, or in the configuration thickness of the demising walls. Owner shall have the right to enter upon the premises for this purpose if, in Owner's sole judgement, it may become necessary and Tenant shall cooperate with Owner's reasonably expeditious completion of such work by permitting Owner's workmen access to the area immediately contiguous to such ducting and/or demising wall. Owner shall take reasonable steps to minimize interference with the conduct of Tenant's business at the demised premises during any work conducted pursuant to this Section.


         59. RESTRICTIONS ON USE. A. Tenant shall not use or occupy or permit or suffer the premises to be used or occupied for any purposes other than the Permitted Uses set forth in Article 2 of this Lease.

In addition, Tenant shall not use the Premises, or any portion thereof, in any manner which, in Owner's judgment, will: (1) materially adversely affect (a) the appearance, character, reputation or first-class nature of the Building, or (b) the proper or economic condition of services to other tenants in the Building, or (c) the use and enjoyment of any other portion of the Building by any other tenant(s), or (d) the proper and economic functioning of any Building services, facilities, systems or equipment, or (e) Owner's ability to obtain from reputable insurance companies authorized to do business in New York, all risk property insurance or liability, elevator, boiler or other insurance at standard rates required to be furnished by Owner under the terms of any Superior Lease and/or Mortgage covering the Real Property; (2) violate any requirements of legal authorities or insurance bodies or the certificate of occupancy for the Building and/or the Premises; and (3) be in violation of any of the Restricted Uses as are set forth and defined below.

                B. Tenant shall not use or permit the use of the Premises, or any part thereof for the following uses and/or purposes (collectively, the
"Restricted Uses"): (1) for the business of photographic, multilith or multigraph reproductions or offset printing; (2) for manufacturing of any kind;
(3) as a restaurant or bar or for the sale of confectionery, beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever except, however, as is expressly permitted as part of Permitted Uses; (4) as a bank or other financial services office; (5) as an employment or travel agency, labor union office, physician's, dentist's, medical or psychiatric office, medical or dental laboratory, dance or music studio, or health club or sports or exercise facility;  (6) as a barber shop or beauty  salon;  (7) for the direct  sale,  at retail or otherwise, of any goods or products of any sort or kind, except, however, for those goods and products which are included within and as part of Permitted Uses; (8) by any governmental body, agency, authority or instrumentality, or by any foreign or domestic governmental or quasi-governmental entity entitled, directly or indirectly, to diplomatic or sovereign immunity or not subject to the service of process in, and the jurisdiction of the courts of the State of New York; (9) for the sale of traveler's checks and/or foreign exchange; (10) for the conduct of an auction;
(11) for gambling activities; (12) for the conduct of obscene, pornographic, similar or any other disreputable activities or for the sale of obscene, pornographic or similar books, magazines, periodicals or other literature or materials, as determined by Landlord in its sole judgment; or (13) by or for any charitable, religious or other not-for-profit organization's activities. Notwithstanding anything contained herein to the contrary, Owner acknowledges that Tenant is using the premises for the broadcast of WXRK, and that Tenant's use for that purpose or any similar radio broadcasting purposes shall not be deemed a violation of this Paragraph 59 B.


                C. Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that if, in its stationery, correspondence, literature, brochure, publicity, advertising, reports or listings, Tenant uses the name of the Building along or in conjunction with the street number of the Building, it will use the following designation, "SQUIBB BEECH-NUT BUILDING", or "SQUIBB BUILDING" and will not use any abbreviation or contraction thereof. Further, if Tenant is engaged in a business which is in competition with "Squibb Beech-Nut, Inc.", or the "Bristol-Meyers Squibb Company", Tenant shall not use the name "SQUIBB BEECH-NUT BUILDING", or "SQUIBB BUILDING", or any abbreviation or contraction thereof in any of its stationery, correspondence, literature, brochure, publicity, advertising, reports or listings.


         60. CONDITION OF THE DEMISED PREMISES. A. Tenant acknowledges that Tenant accepts the demised premises "As Is" without any requirements, liability, covenants, agreements or obligations on the part of Landlord to do, perform or pay for any construction, installation, repair, replacement or other work in connection with Tenant's initial occupancy of the demised premises. The taking of possession of the demised premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the same "As Is" and that the demised premises was in good and satisfactory condition at the time possession was taken.


                B. Tenant agrees that in executing this Lease, it has not relied upon any statements, representations, covenants or warranties made by the Landlord or any person acting on or behalf of Landlord other than those, if any, expressly set forth in this Lease and on such investigations, examinations and inspections as Tenant has chosen to make or has made.

                                 E X H I B I T A

                           FLOOR PLAN FOR THE PREMISES

                                 E X H I B I T B

                               FIXED RENT SCHEDULE









         RENTAL PERIOD                                      FIXED RENTAL AMOUNT


For the period commencing on the Commencement        $616,000.00 per annum,
Date to and including December 31, 1999              payable $51,333.33 monthly;


For the period commencing on January 1, 2000         $660,000.00 per annum,
to and including December 31, 2004               payable $55,000.00 monthly; and


For the period commencing on January 1, 2005              $748,000.00 per annum,
to and including the Expiration Date of the Lease.   payable $62,333.33 monthly.

                                 E X H I B I T C

                   EXISTING MORTGAGEE'S FORM OF SUBORDINATION,
                    ATTORNMENT AND NON-DISTURBANCE AGREEMENT

                                 E X H I B I T D

                            EXISTING MORTGAGEE'S FORM
                         OF TENANT ESTOPPEL CERTIFICATE

20808176.5


                  AGREEMENT OF SUBLEASE, dated as of the 9th day of August, 1999, by and between Infinity Broadcasting Corporation, having an office at 40 West 57th Street, New York, New York 10019 (hereinafter referred to as the "Landlord") and Westwood One Radio Networks, Inc., having an office at 1675 Broadway, 17th Floor, New York, New York, (hereinafter referred to as the "Tenant").

                               W I T N E S S E T H

                  WHEREAS, Lefrak-SBN Associates, predecessor to Lefrak SBN Limited Partnership (hereinafter "Prime Landlord") and Landlord entered into a Lease dated March 15, 1996, (as subsequently amended, the "Prime Lease") with respect to certain premises, including a portion of the 15th floor, in the building located at 40 West 57th Street, New York, New York.

                  WHEREAS, Prime Landlord and CBS, Inc.,then successor to Landlord, entered into a Second Amendment of Lease dated as of September 30, 1998 demising additional space on the 15th floor;

                  WHEREAS, a copy of the Prime Lease has been delivered to Tenant and Tenant, by its execution hereof, acknowledges receipt of the Prime Lease.

                  WHEREAS, Landlord, as successor to CBS, Inc., desires to sublet to Tenant, and Tenant desires to sublet from Landlord, the 15th floor portion (hereinafter, the "Demised Premises") more particularly described on Exhibit A attached hereto and made a part hereof under the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, for and in consideration of the premises and other valuable consideration, rental payments to be made hereunder by Tenant as hereinafter set forth, Landlord and Tenant agree as follows:

                  1. Subleasing of the Demised Premises. Landlord hereby subleases and demises to Tenant, and Tenant hereby subleases and hires from Landlord, the Demised Premises, which for purposes of this Sublease shall be deemed to consist of 16,922 rentable square feet, upon and subject to the terms and conditions hereinafter set forth.

                  2. Term. The term (the "Term") of this Sublease shall commence on the date hereof (the "Commencement Date") and shall expire at midnight on February 28, 2012, which is one day prior to the expiration of the term of the Prime Lease, unless sooner terminated as provided herein or pursuant to law (the "Expiration Date").

                  3. Base Rent. Tenant hereby covenants and agrees to pay Landlord during the Term base rent (the "Base Rent") as set forth on Schedule A attached hereto, in equal monthly installments payable on the first day of each month during the term of the Lease, commencing on the Commencement Date, without notice or demand and without abatement, set-off or deduction of any amount whatsoever. If the Commencement Date occurs or this Sublease terminates other than on the first day of a month, the Base Rent and Additional Rent, if any (as defined below) payable hereunder shall be appropriately prorated for such month.

                  4. Electricity. Tenant shall pay to Landlord the same amount paid by Landlord to Prime Landlord for electricity consumption in the Demised Premises in accordance with the Prime Lease.

                  5. Additional Rent. In addition to the Base Rent and electricity charges specified above, Tenant shall pay Landlord as additional rent (the "Additional Rent") all sums which Landlord is required to pay to Prime Landlord with respect to the Demised Premises by reason of all increases in Taxes and Operating Costs (as such terms are defined in Article 47 of the Prime Lease).

                  After receipt from Prime Landlord of an Escalation Statement (the "Statement"), Landlord shall send to Tenant a copy of the Statement and prepare a voucher indicating the escalated amounts due pursuant to the provisions hereof. So long as Tenant has received the Statement and voucher in a timely manner, then Additional Rent payments shall be made by Tenant to Landlord not less than three days prior to the date upon which Landlord is required to make such payments to Prime Landlord. Payments of Additional Rent shall be prorated equitably for any period of less than one full year occurring at the respective commencement and expiration or termination of the Term.

                  6. Subordination to and Incorporation of the Prime Lease a. This Sublease shall be expressly subject and subordinate to and does hereby incorporate all of the terms, covenants and conditions contained in the Prime Lease, except for any term, covenant or condition to the extent relating to the 14th floor, the Fixed Rent and such other terms, covenants and conditions as are not relevant or applicable or are specifically inconsistent with the terms hereof. Tenant covenants and agrees not to violate any of the terms, covenants and conditions contained in the Prime Lease. Wherever the term "Tenant" occurs in the Prime Lease the same shall be deemed to refer to Tenant herein, and the term "Landlord" as used therein shall refer to Landlord herein, except as otherwise provided in this document.

                  b. Landlord does not assume any obligation to perform the terms, covenants and conditions contained in the Prime Lease on the part of Prime Landlord to be performed, and in the event that the Prime Landlord should fail to perform any of the terms, covenants and conditions contained in the Prime Lease, Landlord shall, if so requested by Tenant and at the expense of Tenant, use its reasonable efforts to cause the Prime Landlord to perform its obligations under the Prime Lease, provided that in no event shall Landlord be required to commence a lawsuit against Prime Landlord. Tenant shall have the right, in its own name, to request performance of obligations required of the Prime Landlord and to conduct such proceedings as may be required to obtain performance of such obligations. Copies of all such requests shall be simultaneously delivered to Landlord together with responses thereto of Prime Landlord. Landlord agrees to reasonably cooperate with Tenant in connection therewith. In any event, except as otherwise provided in the Prime Lease (and then only to the extent that Landlord receives the same from Prime Landlord), Tenant shall not be allowed any abatement or diminution of rent under this Sublease because of the failure of Prime Landlord to perform any of its obligations.

                  c. (1) Tenant and Landlord covenant and agree with each other that each shall not do anything that would constitute a default under the Prime Lease or omit to do anything that each is obligated to do under the terms of this Sublease so as to cause there to be a default under the Prime Lease.

                      (2) The time limits set forth in the Prime Lease for the giving of notices or the performance of any act by Tenant are changed for the purpose of this Sublease, by shortening the same in each instance by three days, so that notices may be given or any act performed by Tenant within the time limit relating thereto contained in the Prime Lease, provided, however, that Tenant shall have at least one business day to comply or perform unless Landlord has less than one business day to comply or perform. Landlord shall, no later than three business days after receipt thereof, deliver to Tenant copies of all notices, requests or demands or other communications which relate to the Demised Premises or the use or occupancy thereof after receipt of same from Prime Landlord. Tenant shall, no later than three business days after receipt thereof, deliver to Landlord copies of all notices, requests or demands received by Tenant from Prime Landlord.

                  d. In any case where Prime Landlord reserves a right or disclaims any liability under the Prime Lease, the right or disclaimer shall inure to the benefit of Landlord as well as to Prime Landlord, and any right or disclaimer inuring to Landlord as tenant under the Prime Lease shall likewise inure to the benefit of Tenant.

                  e. Tenant shall make its own arrangements with Prime Landlord for additional services under the terms of the Prime Lease, and Tenant agrees that it shall have the sole obligation to pay for such additional services. Landlord shall cooperate with Tenant as reasonably required in obtaining such additional services, at no cost to Landlord.

                  7. Use. Tenant shall use and occupy the Demised Premises for the same purposes as Landlord is permitted to do pursuant to the Prime Lease.

                  8. Condition of Demised Premises. Tenant has inspected the Demised Premises and agrees to accept the same in "as is" condition as of the date hereof. Landlord shall not now or at any time in the future be required to make any expenditures whatsoever with respect to the Demised Premises. Tenant shall remove Tenant's own personal property at the expiration of the Term in accordance with the requirements of the Prime Lease and shall be responsible for complying with the provisions of the Prime Lease at the expiration of the Term of this Sublease.

                  9. Tenant Alterations. Tenant has submitted to Landlord and Prime Landlord for their respective approval its plans and specifications for improvements to be made to prepare for Tenant's occupancy. Prior to engaging in any additional improvements or work to the Demised Premises, Tenant shall comply with the requirements of the Prime Lease with respect to alterations and improvements, and shall seek the consent of both Landlord and Prime Landlord, and Tenant shall not engage in such work until it has received written consent from Landlord, which consent of Landlord shall not be unreasonably withheld or delayed following Landlord's receipt of the consent of Prime Landlord. Any permanent improvements shall become the property of Landlord (or Prime Landlord) and shall remain on the Demised Premises at the termination of the Sublease; provided, however, that Tenant shall, at its sole cost and expense, if Landlord is so required pursuant to the terms of the Prime Lease, remove such improvements installed by Tenant prior to or concurrently with the termination of the Sublease and restore the Demised Premises to their condition on the Commencement Date. Tenant's failure to comply with Landlord's request shall entitle Landlord to remove the improvements installed by Tenant at Tenant's cost and expense.

                  10. Indemnification; Insurance. (a) Tenant shall indemnify Landlord against, and hold Landlord harmless from, any and all loss, cost, damage, expense or liability (including but not limited to reasonable attorney's fees and disbursements) incurred by Landlord by reason of (i) any injuries to persons or damage to property occurring in, on or about the Demised Premises,
(ii) any breach or default hereunder on Tenant's part, (iii) any work or thing whatsoever done, or any condition created, in, on or about the Demised Premises during the term of this Sublease by Tenant, (iv) any act or omission of Tenant, its agents, contractors, servants, employees, invitees or licensees or (v) any breach of its representations, warranties and agreements hereunder. Tenant shall obtain and keep in full force and effect during the term of this Sublease, at its sole cost and expense, a policy of Comprehensive Public Liability Insurance, such insurance to afford protection in an amount not less than $3,000,000 in respect of bodily injury or death to any one person, and of not less than $3,000,000 in respect of any one occurrence or accident and of not less than $500,000 for property damage. All such policies shall name Landlord, Prime Landlord, Prime Landlord's Lender and Tenant as insureds thereunder and shall conform in all respects with insurance requirements under the Prime Lease. The certificates of insurance shall conform to the requirements of the Prime Lease and be with insurers authorized to issue insurance in the State of New York. (b) Landlord shall indemnify Tenant against, and hold Tenant harmless from, any and all loss, cost, damage, expense or liability (including but not limited to reasonable attorney's fees, and disbursements) incurred by Tenant by reason of Landlord's breach of its representations, warranties and agreements hereunder.

                  11. Assignment and Subleasing. Tenant shall not assign this Sublease or sublet the Demised Premises or any part thereof without first obtaining the written consent of Prime Landlord and Landlord.

                  12. Default; Remedies. Tenant covenants and agrees that in the event that it shall default in the performance of any of the terms, covenants and conditions of this Sublease after notice and grace period, if any, as provided in the Prime Lease, Landlord shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law, including, without limitation, the remedy of summary proceeding, and also any and all of the rights and remedies specifically provided for in the Prime Lease, which are hereby incorporated herein and made a part hereof, with the same force and effect as if herein specifically set forth in full, and that wherever in the Prime Lease rights and remedies are given to Prime Landlord, the same shall be deemed to refer to Landlord. Landlord shall have the same remedies for default in the payment of Additional Rent as for default in the payment of Base Rent. If the terms of the Prime Lease permit a time period in which a default can be cured, that provision is incorporated herein.

                  13. Termination. On the date upon which the term hereof shall expire and come to an end, whether by expiration, by lapse of time or otherwise, Tenant at Tenant's sole cost and expense, shall quit and surrender the Demised Premises to Landlord in as good order and condition as existed on the Commencement Date, normal wear and tear excepted, and shall remove all of Tenant's personal property. Tenant's failure to vacate or to remove its personal property or to leave the Demised Premises in the condition required hereby shall subject Tenant to the remedies provided to Prime Landlord in the Prime Lease, including the penalty for holdover included in the Prime Lease, and any delay by Tenant in vacating the premises shall be deemed to create a delay of the equivalent number of days by Landlord for which Tenant shall be liable to the extent Landlord shall be held liable, including all damages, if any, for which Landlord shall be held as a result thereof.

                  14. Broker. Each party represents that it has had no dealings, either direct or indirect, with any real estate agent or broker in connection with this transaction. Each party hereby agrees to indemnify and hold harmless the other from and against any loss or damage, including attorney's fees, resulting from a misrepresentation in this Article.

                  15. Authority. Each party represents that it has full power and authority to enter into and perform this Sublease. Landlord represents that it has not entered into any other inconsistent commitments or agreements with respect to the Demised Premises.

                  16. Notices. Any notice, demand, request or other communication which is required or may be given pursuant to or in connection with this Sublease shall be in writing and, any law or statute to the contrary notwithstanding, shall be effective for any purpose if given or served by personal delivery or overnight courier to its address in the introductory paragraph of this Sublease.

                  17. Termination of the Prime Lease. If, for any reason, the term of the Prime Lease shall terminate prior to the Expiration Date of this Sublease, this Sublease shall thereupon terminate, and Landlord shall not be liable to Tenant by reason thereof unless such termination resulted from a default by Landlord under the Prime Lease and (a) such default by Landlord was not due to default by Tenant of its obligations hereunder, including, without limitation, the obligations under the Prime Lease incorporated by reference herein or (b) Tenant is not in default of any of its monetary obligations hereunder beyond any applicable grace period.

                  18. Governing Law. The laws of the State of New York shall govern the rights, duties and remedies of the parties hereto and of the construction and interpretation of the terms and provisions hereof.

                  19. Successors and Assigns. All of the terms and provisions of this Sublease shall inure to the benefit of and be binding upon the successors and permitted assigns of the respective parties hereto.

                  20. Separability. In the event that any provisions of this Sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall be unaffected thereby.

                  21. Headings. The headings contained in this Sublease are for convenience only and are not to be deemed a part hereof.

                  22. Execution of Sublease. This Sublease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, Landlord and Tenant herein have duly executed this instrument the day and year first above written.

                                              LANDLORD:

                       Infinity Broadcasting Corporation, successor to CBS, Inc.
                                                    By:_________________________
                                                    Title:______________________


                                            TENANT:

                                               WESTWOOD ONE RADIO NETWORKS, INC.

                                                    By:_________________________
                                                    Title:______________________

                                            GUARANTOR:
                                                     The    undersignd    hereby
                                                     guarantees     to     Prime
                                                     Landlord and Landlord  full
                                                     performance  by  Tenant  of
                                                     all  obligations  of Tenant
                                                     required to be performed by
                                                     Tenant   pursuant  to  this
                                                     Sublease.

                                                     WESTWOOD ONE, INC.

                                                    By:_________________________
                                                    Title:______________________


                                            PRIME LANDLORD:
                                                     The undersigned
                                                     acknowledges receipt of and
                                                     consents to this Sublease.

                                                  LEFRAK SBN LIMITED PARTNERSHIP

                                                  By:___________________________
                                                  Title:________________________

                                   SCHEDULE A
                                   ----------

                       Years                      Rent per rentable square foot
                       -----                      -----------------------------


                       1999-2000                  $34.00

                       2001                       $34.17

                       2002-2003                  $35.00

                       2004                       $33.08

                       2005                       $29.25

                       2006                       $29.63

                       2007-2/2012                $32.25


                                  EXHIBIT 10.13